Exhibit 4.1

NEW ENTERPRISE STONE & LIME CO., INC.

13% SENIOR SECURED NOTES DUE 2018

INDENTURE

DATED AS OF MARCH 15, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture	Section
Act Section	Indenture

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6;
(b)(1)	7.6
(b)(2)	7.6; 7.7
(c)	7.6; 11.2
(d)	7.6
314(a)	4.3; 11.5
(b)	4.22; 12.2
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	N.A.
(d)	12.2; 12.4
(e)	11.5
(f)	N.A.
315(a)	7.1
(b)	7.5; 11.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a) (last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	2.13
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1

Trust Indenture	Section
Act Section	Indenture

(b)	N.A.
(c)	11.1

N.A. means not applicable.

* This Cross-Reference Table is not part of the Indenture.

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF NOTATION OF NOTE GUARANTEE
Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
WITH TRANSFERS PURSUANT TO RULE 144A
Exhibit D	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

v

This Indenture, dated as of March 15, 2012, is by and between New Enterprise Stone & Lime Co., Inc., a Delaware corporation (the “Company” or “Issuer”), and Wells Fargo Bank, National Association, a national banking association, as trustee (in such capacity and together with its successors and assigns, the “Trustee”) and as collateral agent (in such capacity and together with its successors and assigns, the “Notes Collateral Agent”).

The Company, the Notes Collateral Agent and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of (i) the Company’s 13% Senior Secured Notes due 2018 issued on the date hereof with the restrictive legends in Exhibit A (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (as defined herein) or pursuant to an effective registration statement under the Securities Act (as defined herein) without the restrictive legends in Exhibit A (the “Exchange Notes”) and (iii) Additional Notes; as used herein, (i) “Notes” shall include the Initial Notes, the Exchange Notes, any PIK Notes and Additional Notes that are issued pursuant to this Indenture unless the context otherwise requires and (ii) references to “principal amount” of Notes includes any increase in the principal amount of outstanding Notes (including PIK Notes) as a result of a PIK Payment.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1                          Definitions.

“ABL Agent” means the administrative and/or collateral agent under the ABL Facility.

“ABL Facility” means the Credit Agreement, dated as of the Issue Date, between the Company, the ABL Lenders party thereto, Manufacturers and Traders Trust Company, as the ABL Agent, and the other parties thereto, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

“ABL First Lien Collateral” has the meaning assigned to such term in the Security Agreement.

“ABL Lenders” means the lenders under the ABL Facility.

“ABL Lenders Debt” means any (i) Debt outstanding from time to time under the ABL Facility, (ii) any Debt which is secured by the ABL Total First Lien Collateral and (iii) all treasury and/or cash management obligations and Hedging Obligations Incurred with any Person that at the time such obligations are Incurred (or, if such obligations were Incurred prior to the Issue Date, on the Issue Date) is an ABL Lender (or affiliate thereof) and which are secured by the ABL Total First Lien Collateral pursuant to the ABL Facility.

“ABL Secured Parties” means the ABL Agent and holders of ABL Lenders Debt.

“ABL Total First Lien Collateral” has the meaning assigned to such term in the Security Agreement.

“Acquired Debt” means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

“Additional Interest” means all amounts, if any, payable pursuant to the provisions relating to additional interest provided for in the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes or the Exchange Notes) issued pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of Section 4.11, any Person directly or indirectly owning 10% or more of the outstanding Capital Interests of the Company and any Person who is a Permitted Holder will be deemed an Affiliate.

“After-Acquired Property” means any property of the Company or any Guarantor acquired after the Issue Date that would constitute Collateral and is required to secure the Noteholder Obligations under this Indenture and the Notes pursuant to this Indenture, the Security Documents and/or the Intercreditor Agreement.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)                                  1.0% of the principal amount of the Note; or

(2)                                  the excess of:

(a)                                  the present value at such Redemption Date of (i) the redemption price of the Note at March 15, 2015 (such redemption price being set forth in the table in Section 3.7(a)), plus (ii) all required interest payments due on the Note through March 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Asset Acquisition” means:

(a)                                  an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b)                                 the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i)                                     Capital Interests in another Person (other than directors’ qualifying shares); and

(ii)                                  any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(a)                                  any asset disposition permitted by Section 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;

(b)                                 any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $5.0 million;

(c)                                  sales of Eligible Cash Equivalents;

(d)                                 sales of Unrestricted Subsidiaries;

(e)                                  the sale and leaseback of any assets within one year of the acquisition thereof;

(f)                                    the disposition of property or equipment no longer used or useful in the business of such entity;

(g)                                 a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;

(h)                                 any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment (or credit toward the acquisition cost of equipment) having a Fair Market Value equal to or greater than the equipment being traded in;

(i)                                     the creation of a Lien permitted under this Indenture (but not the sale or other disposition of the property subject to such Lien);

(j)                                     leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries;

(k)                                  licenses or sublicenses of intellectual property in the ordinary course of business;

(l)                                     any transfer that is a surrender or waiver of a contract right or a settlement, surrender or release of a contract or tort claim; and

(m)                               any Permitted Asset Swap; provided that the aggregate Fair Market Value of the properties disposed of pursuant to such Permitted Asset Swaps shall not exceed $20 million in the aggregate; provided, further, that (i) any consideration which consists of cash or Eligible Cash Equivalents shall be considered proceeds of an Asset Sale subject to Section 4.10 and (ii) to the extent that assets constituting Noteholder Total First Lien Collateral are exchanged in such Permitted Asset Swap, assets received by the Company or a Restricted Subsidiary in such Permitted Asset Swap (other than Excluded Assets and Restricted Assets) shall be added to the Noteholder Total First Lien Collateral securing the Notes on terms and pursuant to documents reasonably satisfactory to the Notes Collateral Agent.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.10 to all Holders.

“Asset Sale Proceeds Account” means the collateral account established pursuant to this Indenture and the Security Documents into which Net Cash Proceeds of any Asset Sale or Net Cash Recovery Proceeds of an Event of Loss of Noteholder Total First Lien Collateral, as applicable, are required to be deposited pursuant to this Indenture.

“Attributable Debt” under this Indenture in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person,” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Bonding Arrangements” means indemnity agreements and other contracts, agreements and instruments permitted under this Indenture and entered into with any bonding company respecting construction contracts or other obligations or agreements of the Company or its Subsidiaries.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

 “Certificated Notes” means Notes that are in the form of Exhibit A attached hereto and do not bear the Global Notes Legend.

“Change of Control” means the occurrence of any of the following events:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company; or

(b)                                 after the consummation of an initial public offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of the Company was approved by a vote of a majority of the directors of the Company’s then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office; or

(c)                                  the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than (x) a Restricted Subsidiary of the Company or (y) a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the equity holders of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents, including the Liens, if any, required to be granted pursuant to Section 4.18 and otherwise required pursuant to other provisions of this Indenture.

“Commission” means the Securities and Exchange Commission and any successor thereto.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means New Enterprise Stone & Lime Co., Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any person for any period:

(i)                                   the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a)                                  Consolidated Net Income;

(b)                                 Consolidated Non-cash Charges;

(c)                                  Consolidated Interest Expense;

(d)                                 Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and

(e)                                  if any Asset Sale or Asset Acquisition shall have occurred since the first day of any Four Quarter Period for which “Consolidated Cash Flow Available for Fixed Charges” is being calculated (including to the date of calculation),

(A)                              the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate, equity owner of the entity involved in any such Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced, and

(B)                                the amount of any reduction in general, administrative or overhead costs of the entity involved in any Asset Acquisition or Asset Sale, to the extent such amounts under clauses (A) and (B) would be permitted to be eliminated in a pro forma income statement prepared in accordance with Rule 11-02 of Regulation S-X as interpreted by the Commission;

(ii)                                  less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

If, during the Four Quarter Period or subsequent thereto and on or prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged (or will concurrently engage) in any Asset Sale or Asset Acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Per-

son for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i)                                     interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii)                                  if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i)                                     Consolidated Interest Expense; and

(ii)                                  the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)                                     the interest expense of such Person and its Restricted Subsidiaries for such period (net of the amount of cash interest income for such period) as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)                                  any amortization of debt discount;

(b)                                 the net cost under interest rate Hedging Obligations (including any amortization of discounts);

(c)                                  the interest portion of any deferred payment obligation;

(d)                                 all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance financing or similar activities; and

(e)                                  all accrued interest; and

(ii)                                  the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii)                               all capitalized interest of such Person and its Restricted Subsidiaries for such period;

provided, however, that such fixed charges shall not include amortization of debt issuance costs.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) (including income (or loss) allocable to non-controlling interests) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent including in calculating such net income, by excluding, without duplication:

(i)                                     all extraordinary or non-recurring gains or losses (net of fees and expense relating to the transaction giving rise thereto);

(ii)                                  the portion of net income of such Person and its Restricted Subsidiaries allocable to non-controlling interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

(iii)                               gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)                              the net income of any Restricted Subsidiary or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

(v)                                 any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vi)                              any fees and expenses paid in connection with the Refinancing Transactions; and

(vii)                           non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, cost depletion, amortization (including amortization or impairment of goodwill and other intangibles or long-lived assets), mark-to-market losses, charges or losses resulting from purchase accounting adjustments, rent expense accrued based on straight-line conventions in excess of actual cash payments during such period, and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and any charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means one or more debt facilities, including the ABL Facility or other financing arrangements (including without limitation commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, swing line loans or other indebtedness, including any notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as, as amended, extended, renewed, restated, supplemented, replaced (whether or not upon termination and whether with the original lenders, institutional investors or otherwise), refinanced (including through the issuance of debt securities), restructured or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt Incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other agent, lender or group of lenders (or institutional investors).

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (other than letters of credit for workers’ compensation or similar obligations that are secured by cash obligations), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt; and (f) trade payables, other current liabilities Incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to Section 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Detwiler Officer” means each of Paul I. Detwiler, Jr., Donald L. Detwiler, Paul I. Detwiler, III, Steven Detwiler and James Van Buren.

“Disinterested Director” means, with respect to any proposed transaction between (i) the Company or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company or is an employee of the Company.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that Guarantees or otherwise provides direct credit support for any Debt of the Company.

“DTC” means The Depository Trust Company (55 Water Street, New York, New York).

“Eligible Bank” means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after the date of their acquisition and that the Average Life of all such Investments is one year or less from their respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of their acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi).

“Event of Loss” means with respect to any property or asset (tangible or intangible, real or personal) constituting Collateral, any of the following:

(1)           Any loss, destruction or damage of such property or asset;

(2)           Any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property; or

(4)           Any settlement in lieu of clause (2) above.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“Exchange Notes” has the meaning set forth in the Preamble.

“Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Initial Notes for the Exchange Notes.

“Excluded Assets” has the meaning assigned to such term in the Security Agreement.

“Excluded Rule 3-16 Stock” means any Capital Interests or intercompany note of a Subsidiary that is not Noteholder Total First Lien Collateral pursuant to clause (a)(x) of the definition of Excluded Assets; provided that in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the Commission to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Interests or intercompany note to secure the Notes without the filing with the Commission of separate financial statements of such Subsidiary, or the Company otherwise ceases to be required, as a result of such Subsidiary’s Capital Interests or intercompany notes securing the Notes, to file separate financial statements of such Subsidiary pursuant to Rule 3-16 of Regulation S-X, then the Capital Interests or intercompany note of such Subsidiary shall automatically be deemed to no longer be an Excluded Asset. In such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to subject such Capital Interests or intercompany note to the Liens under the Security Documents.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of January 11, 2008, between the Company, the Lenders party thereto, Manufacturers and Traders Trust Company, as the Issuing Bank, a Lender, the Swing Lender and Administrative Agent, National City Bank, as Syndication Agent and Manufacturers and Traders Trust Company and National City Bank, as Co-Lead Arrangers, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

“Existing Notes” means the Company’s 11% Senior Notes due 2018.

“Existing Notes Indenture” means the indenture, dated August 18, 2010, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, related to the Existing Notes.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

“Four Quarter Period” has the meaning given to such term in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Notes” means the Notes that are in the form of Exhibit A hereto and bear the Global Notes Legend.

“Global Notes Legend” means the legend identified as such in Exhibit A hereto.

“Government Securities” means (1) any security which is (a) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof, and (2) any depository receipt issued by a bank, as defined in the Securities Act, as custodian with respect to any Government Securities and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any Government Securities which is so specified and held, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depository receipt.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in accordance with provisions of this Indenture and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under, (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements, and or combinations thereof, and (b) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices, in each case not entered into for speculative purposes.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. None of the following shall be a separate Incurrence of Debt:

(1)           amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)           the payment of regularly scheduled interest in the form of additional Debt of the same instrument (including in respect of PIK Interest) or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)           the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt;

(4)           unrealized losses or charges in respect of Hedging Obligations;

(5)           increases in the amount of Debt outstanding solely as a result of fluctuations in currency exchange rates or increases in the value of property securing Debt; and

(6)           increases in the amount of Debt solely as a result of purchase accounting adjustments or accounting adjustments related to derivative financial instruments.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Director” of the Company means a member of the Board of Directors of the Company that is both (a) “Independent” within the meaning of the New York Stock Exchange Listed Company Manual as in effect on the Issue Date, and (b) a Disinterested Director.

“Initial Notes” has the meaning set forth in the preamble hereto.

“Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the ABL Agent, the Trustee, the Notes Collateral Agent, the Company and each Guarantor, as it may be amended, amended and restated, replaced, modified or supplemented from time to time in accordance with its terms and this Indenture.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Issue Date” means March 15, 2012.

“Junior Lien Priority” means, relative to specified Debt, having a Lien priority junior to that of the Lien in favor of the Noteholder Secured Parties on specified Collateral, subordinated pursuant to an intercreditor agreement on substantially the same terms as the subordination of Lien priority of the Noteholder Secured Parties in the ABL First Lien Collateral to the Lien priority of the ABL Secured Parties in such Collateral.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Mandatory Principal Redemption Amount” means, the portion of a Note determined by the Company to be required to be redeemed to prevent such Note from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.

“Material Real Property” means (a) the real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereat other than Rolling Stock, minerals contained therein before extraction, and proceeds of each of the foregoing) owned or leased by the Company or a Guarantor as of the date hereof and identified on schedule I to this Indenture as required to be subject to a mortgage in favor of the Notes Collateral Agent and (b) other than Restricted Assets, any additional parcel of real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereat other than Rolling Stock, minerals contained therein before extraction, and proceeds of each of the foregoing) or group of contiguous parcels of real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereat other than Rolling Stock, minerals contained therein before extraction, and proceeds of each of the foregoing) acquired by the Company or a Guarantor having a purchase price in excess of $1.0 million (provided that such threshold shall not be applicable in the case of real property (including all minerals contained therein before extraction) that is integrally related to the ownership or operation of a property subject or intended to be subject to a mortgage in favor of the Notes Collateral Agent or otherwise necessary for such mortgaged property to be in compliance with all requirements of law applicable to such mortgaged property).

“Moody’s” means Moody’s Investor Service, Inc. a subsidiary of Moody’s Corporation and its successors.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, deed of trust or any other document, creating and evidencing a Lien on a Material Real Property, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Net Cash Recovery Proceeds” means Net Recovery Proceeds in the form of cash or Eligible Cash Equivalents.

“Net Recovery Proceeds” means, with respect to an Event of Loss of Collateral, (i) any proceeds received by the Company or any Guarantor with respect of any condemnation or seizure or other taking of such Collateral pursuant to such Event of Loss or any settlement related thereto, and (ii) any proceeds in respect of casualty, insurance or title insurance claim received by the Company or any Guarantor with respect to any loss, destruction or damage of such Collateral, in each of clauses (i) and (ii) above, net of any amounts expended by the Company or the Guarantors to obtain such proceeds, negotiate such settlement or defend against any such condemnation, seizure or taking; provided, however, that (a) in the event that any Net Recovery Proceeds are required by (I) contract to be held in escrow or (II) GAAP to be reserved against other liabilities in connection with such Event of Loss, such consideration (or any portion thereof) shall become Net Recovery Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Recovery Proceeds only at such time as it is so converted.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Guarantee” means any guarantee of the Notes by any Guarantor pursuant to this Indenture.

“Noteholder Obligations” means Obligations (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law) in respect of the Notes, this Indenture, the Note Guarantees or the Security Documents.

“Noteholder Secured Parties” means the Trustee, the Notes Collateral Agent, the Holders of the Notes and any successor or transferee of any of the foregoing.

“Noteholder Total First Lien Collateral” has the meaning assigned to such term in the Security Agreement.

“Notes” has the meaning set forth in the preamble to this Indenture.

“Notes Collateral Agent” has the meaning set forth in the preamble to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities of any kind payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 20 Business Days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)           the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)           the Expiration Date and the Purchase Date;

(3)           the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)           the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);

(5)           that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in minimum denominations of $2,000 aggregate principal amount and an integral multiple of $1,000 in excess thereof (or in the case of any PIK Note denominations, $1.00 and any integral multiple of $1.00 in excess thereof);

(6)           the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)           that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)           that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)          that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)         that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11)         that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis, with such adjustments by lot or by any other method deemed to be fair and appropriate so that only Notes in denominations of $2,000 aggregate principal amount or integral multiples of $1,000 in excess thereof (or in the case of any PIK Note denominations, $1.00 and any integral multiple of $1.00 in excess thereof) shall be purchased; and

(12)         if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the offering memorandum related to the issuance of the Initial Notes on the Issue Date, dated March 1, 2012.

“Officer” means, with respect to any Person, the Chairman of the Board, the principal executive officer, the President, the principal operating officer, the principal financial officer, the principal accounting officer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate to be delivered upon the occurrence of certain events as set forth in this Indenture, signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Notes on behalf of the Company.

“Permitted Asset Swap” means any like-kind exchange under Section 1031 of the Code and any other exchange of assets by the Company or a Restricted Subsidiary where the Company or its Restricted Subsidiaries receive consideration which consists solely of (a) cash or Eligible Cash Equivalents, (b) long term assets (and current assets that are ancillary to such long term assets) that are used or useful in a Permitted Business, or (c) any combination thereof.

“Permitted Bonding Company” means any surety recognized in the industry as providing bonding services; provided, however, that no such surety shall be deemed a “Permitted Bonding Company” unless the Company delivers the intercreditor agreement of the type referred to in the definition of “Surety Liens” between the Company or any Subsidiary, on one hand, and such surety on the other hand, (i) with respect to any surety to be designated a Permitted Bonding Company on the Issue Date, within 30 days of the Issue Date and (ii) with respect to any surety to be designated a Permitted Bonding Company after the Issue Date, on the date or within 30 days of such designation.

“Permitted Business” means any business similar in nature to any business conducted by the Company and its Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and its Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Board of Directors of the Company.

“Permitted Debt” means:

(i)            Debt Incurred pursuant to any Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $175.0 million, minus any amount used to permanently repay Debt under the applicable Credit Facilities (or permanently reduce commitments with respect thereto) pursuant to Section 4.10, plus, in the event of any refinancing of any such Debt, the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing;

(ii)           Notes issued on the Issue Date, any Exchange Notes and additional Debt of the same instrument Incurred for the purpose of paying PIK Interest, and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Debt;

(iii)          Guarantees of the Notes and Exchange Notes;

(iv)          Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i) or (ii) above);

(v)           Debt owed to and held by the Company or a Restricted Subsidiary;

(vi)          Guarantees Incurred by the Company of Debt of a Restricted Subsidiary of the Company;

(vii)         Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under any Credit Facility, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (b) such Guarantees are subordinated to the Notes to the same extent, if any, as the Debt being guaranteed;

(viii)        Debt Incurred in respect of workers’ compensation claims, unemployment insurance, self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or Incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix)           Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk with respect to any currency exchange, commodity risk or any combination of the foregoing;

(x)            Debt owed by the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of this Indenture;

(xi)           Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations, Purchase Money Debt and Sale and Leaseback Transactions, provided that the aggregate principal amount of such Debt, together with the principal amount of any other Debt then outstanding pursuant to this clause (xi), does not exceed $75.0 million in the aggregate;

(xii)          Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(xiii)        the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)           any subsequent issuance or transfer of Capital Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(b)           any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv)        Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(xv)         Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $15.0 million at any time outstanding;

(xvi)        Debt Incurred by the Company or any of its Restricted Subsidiaries to current or former officers, directors, employees and shareholders thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Capital Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (v) of the second paragraph of Section 4.7; and

(xvii)       Refinancing Debt.

Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xvii) of this definition of “Permitted Debt.”

“Permitted Holders” means each Detwiler Officer; any spouse or lineal descendant of a Detwiler Officer; any trust or estate the sole beneficiary or beneficiaries of which is a Detwiler Officer, any spouse or lineal descendants of a Detwiler Officer; or any entity owned or controlled by any of the foregoing.

“Permitted Investments” means:

(a)           Investments in existence on the Issue Date;

(b)           Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c)           Eligible Cash Equivalents;

(d)           Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e)           Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary that is a Guarantor;

(f)            Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary that is a Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, the Company or a Restricted Subsidiary that is a Guarantor;

(g)           Hedging Obligations permitted pursuant to clause (ix) of the definition of “Permitted Debt”;

(h)           Non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under Section 4.10 or that is received in connection with any other disposition of assets not constituting an Asset Sale;

(i)            Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(j)            Investments by the Company or any Restricted Subsidiary (other than in an Affiliate that is not a joint venture or an Unrestricted Subsidiary) not otherwise permitted under this definition, in an aggregate amount which together with the net amount of all other Investments then outstanding pursuant to this clause (j) does not exceed $30.0 million;

(k)           Loans and advances (including for travel and relocation) to employees in an amount not to exceed $2.5 million in the aggregate at any one time outstanding;

(l)            any Investment consisting of a Guarantee permitted by Section 4.9; and

(m)          any Investment in Rock Solid Insurance Company or another entity formed by the Company or by the Company and other Persons for the purpose of and to the extent necessary or, in the good faith determination of the Board of Directors of the Company, desirable to fund self-insurance obligations in the ordinary course of business or consistent with past practice.

“Permitted Liens” means:

(a)           Liens existing on the Issue Date, other than Liens on the Collateral in favor of the ABL Secured Parties or the Noteholder Secured Parties;

(b)           Liens securing Debt under any Credit Facility Incurred pursuant to clause (i) of the definition of “Permitted Debt”; provided that any such Lien (x) is on ABL Total First Lien Collateral, (y) has Junior Lien Priority to the Lien on the Noteholder Total First Lien Collateral in favor of the Noteholder Secured Parties or (z) is on real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereon other than Rolling Stock and minerals contained therein before extraction) that does not constitute Material Real Property, or on Excluded Rule 3-16 Stock and proceeds of each of the foregoing;

(c)           Liens securing cash management obligations and Hedging Obligations and the costs thereof so long as the related Debt (if applicable) is permitted to be Incurred under this Indenture;

(d)           any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(e)           any statutory warehousemen’s, materialmen’s, landlords’ or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(f)            [reserved];

(g)           Liens on property or other assets (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA) (other than any Lien imposed in connection with the Company’s 401(k) Plan) or (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(h)           Liens on property or shares of Capital Interests of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(i)            Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Guarantor;

(j)            other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets, provided that (i) if such Liens secure Debt, all such Debt does not in the aggregate have a principal amount in excess of $25.0 million and such Liens have Junior Lien Priority and (ii) such Liens do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;

(k)           Liens securing Capital Lease Obligations, Purchase Money Debt and Sale and Leaseback Transactions; provided that (i) the obligations secured pursuant to this clause (k) shall not exceed $75.0 million at any one time outstanding and (ii) the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto);

(l)            Liens on the Collateral in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties to secure Debt Incurred pursuant to clause (ii) or (iii) of the definition of “Permitted Debt”;

(m)          Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)           licenses of intellectual property granted in the ordinary course of business;

(o)           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(p)           Liens on property or assets existing at the time of acquisition of such property or assets by the Company or a Restricted Subsidiary; provided, however, that such Liens were not Incurred in anticipation of such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(q)           Liens from judgments, decrees, or attachments in circumstances not constituting an Event of Default;

(r)            Deposits made in the ordinary course of business or Liens in the ordinary course of business to secure obligations with respect to letters of credit, in each case, to secure liability to insurance carriers;

(s)           Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(t)            Liens arising from UCC financing statements regarding leases;

(u)           Liens to secure any Refinancing Debt (or successive Refinancing Debt) as a whole, or in part, in respect of any Debt secured by any Lien; provided, however, that:

(A)          such new Lien shall have the same Lien priority as the original Lien and be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)           the Debt secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Debt at the time the original Lien became a Permitted Lien and (ii) the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing, refunding, extension, renewal or replacement;

(v)           Liens (other than Liens on the Noteholder Total First Lien Collateral) in favor of the Company or any Guarantor;

(w)          minor title exceptions, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Debt and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person; and

(x)            any extensions, substitutions, replacements or renewals of the foregoing, so long as such new Lien shall have the same Lien priority as the original Lien and is limited to all or part of the same property and assets that secured the original Lien.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” means interest on the Notes payable by increasing the principal amount of the Notes or by issuing PIK Notes under this Indenture.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Public Equity Offering” means an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to the Company of at least $25.0 million, other than (x) any such public sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt (including Capital Lease Obligations):

(i)            Incurred to finance all or any part of the purchase price or cost of construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person (including Debt Incurred to refinance any such purchase price or costs initially funded by the Company or a Restricted Subsidiary within one year prior to such Incurrence), and any renewal, refunding, replacement, refinancing or extension thereof; and

(ii)           that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased, constructed or improved and directly related assets such as property fixed or appurtenant thereto and proceeds (including insurance proceeds), products, replacements, substitutions and accessions thereto; and

(iii)          that does not exceed 100% of such purchase price or costs (plus, in the case of any refinancing, the amount of any discounts, commissions, premiums, fees and other costs and expenses related to such refinancing).

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i)            (a) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes and (b) the Refinancing Debt is unsecured if the Debt being refunded, refinanced or extended was unsecured,

(ii)           the Refinancing Debt has a final maturity either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)          `the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv)          such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal amount or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the aggregate amount of any discounts, commissions, premiums, fees and other costs and expenses related to the Incurrence of such Refinancing Debt, and

(v)           such Refinancing Debt is Incurred by one or more of the same obligors (or their successors) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company; provided that the Restricted Subsidiary (or its successor) that initially Incurred such Debt remains an obligor under any such Refinancing Debt.

“Refinancing Transactions” means the issuance of Notes, the Incurrence of the ABL Facility (including the borrowings, if any, thereunder) and the use of proceeds therefrom as described under “Use of Proceeds” in the Offering Memorandum.

“Registration Rights Agreement” means that certain Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

“Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Assets” means, for so long as the negative covenant with respect to the Incurrence of Liens under the Existing Notes Indenture is in effect, any property or asset of the Company or any of its Restricted Subsidiaries that the Company reasonably determines in good faith was neither collateral securing obligations under the Existing Credit Agreement nor an asset or property that, pursuant to the terms of the Existing Credit Agreement, could have secured the Existing Credit Agreement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” means any of the following:

(a)           any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than (i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company and (ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b)           any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests) to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion of any Capital Interests into, or exchange for, Debt) other than any such Capital Interests owned by the Company or any Restricted Subsidiary;

(c)           any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinated by its terms in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any

Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof; provided, however, that for purposes of the foregoing, no Debt shall be deemed subordinate solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Debt have entered into an intercreditor agreement or other arrangements giving one or more of such holders priority over other holders in the collateral held by them;

(d)           any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e)           any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture.

“Rolling Stock” means any mobile/portable piece of equipment that typically moves or is moved by its own wheels, tracks, or skids, including but not limited to automobiles, trucks (both on road and off road), trailers, tractors, bulldozers, scrapers, loaders, cranes, excavators, gradalls, drills, pavers, rollers, milling machines, material transfer vehicles, forklifts, travel lifts, portable crushers, portable screens, portable conveyors, light plants, arrow boards included in fixed assets on the Company’s consolidated balance sheet, portable and fixed crash attenuators included in fixed assets on the Company’s consolidated balance sheet, message boards included in fixed assets on the Company’s consolidated balance sheet and any other motor vehicles and mobile equipment; provided, however, that if any of the foregoing is included as inventory of the Company or any Guarantor, then such asset or assets shall not be “Rolling Stock.”

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement dated as of the Issue Date among the Notes Collateral Agent, the Company and the Guarantors as the same may be amended, amended and restated, replaced, modified or supplemented from time to time in accordance with its terms.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements and related agreements (including, without limitation, the Security Agreement and finance statements under the UCC of the relevant states and any Mortgage), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating or perfecting the security interests in the Collateral for the benefit of the Notes Collateral Agent as contemplated by this Indenture.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Specific Real ABL Property” means (a) the real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereat other than Rolling Stock, minerals contained therein before extraction, and proceeds of each of the foregoing) of the Company or a Guarantor that is described in Schedule II hereto and is subject to a first-priority mortgage (subject to certain Permitted Liens) for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Facility and (b) any real property (including improvements thereon, fixtures thereto, dedicated processing equipment used thereat other than Rolling Stock, minerals contained therein before extraction, and proceeds of each of the foregoing) that is acquired by the Company or a Guarantor in a Permitted Asset Swap with respect to a Specific Real ABL Property and is subject to a first-priority mortgage (subject to certain Permitted Liens) for the benefit of the ABL Secured Parties pursuant to the terms of the ABL Facility.

“Standard & Poor’s” means Standard & Poor’s Rating Service, a division of the McGraw — Hill Companies, Inc. and its successors.

“Stated Maturity” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Successor Entity” means a corporation or other entity that succeeds to and continues the business of New Enterprise Stone & Lime Co., Inc.

“Surety Liens” means any and all Liens granted by the Company and/or its Subsidiaries in favor of Permitted Bonding Companies that provide surety bonds for the Company and its Subsidiaries in the ordinary course of business so long as such Liens (a) secure only their obligations under Bonding Arrangements with such sureties, (b) encumber only assets relating to contracts supported by such Bonding Arrangement but not including (by the terms of such Bonding Arrangements or by virtue of the intercreditor agreement referenced below) certain plant and quarry assets as described in this Indenture and (c) are subject to Bonding Intercreditor Agreements with terms and conditions, including standstill terms, acceptable to the Notes Collateral Agent pursuant to which any such Liens granted by the Company or its Subsidiaries are expressly junior and subordinated to the Liens granted by the Company and its Subsidiaries in favor of the Notes Collateral Agent to secure the Notes and the Note Guarantees, subject to any prior rights that such Permitted Bonding Company may have at law, solely in its capacity as surety.

“Temporary Regulation S Notes Legend” means the legend identified as such in Exhibit A hereto.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended.

“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2015; provided, however, that if the period from the Redemption Date to March 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning set forth in the preamble to this Indenture.

“UCC” means the Uniform Commercial Code (or any successor provisions).

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend, including the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

“Unrestricted Subsidiary” means (a) as of the Issue Date, NESL II, LLC, Kettle Creek Partners GP, LLC and Kettle Creek Partners, L.P. and each of their respective Subsidiaries and (b) after the Issue Date:

(1)           any Subsidiary designated as such by the Board of Directors of the Company as set forth in Section 4.17 where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and

(2)           any Subsidiary of an Unrestricted Subsidiary;

in each case until such time as such Subsidiary may be designated as a Restricted Subsidiary in accordance with Section 4.17.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2         Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“AHYDO Redemption Date”	3.9
“Bank”	7.13
“Bonding Intercreditor Agreement”	4.18
“Change of Control Offer”	4.13
“Change of Control Payment”	4.13
“Company Order”	2.2
“Covenant Defeasance”	8.3
“Custodian”	6.1
“Discharge”	8.8
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Legal Defeasance”	8.2
“Mandatory Principal Redemption”	3.9
“Offer Amount”	3.10
“PIK Note”	2.1
“PIK Payment”	2.1
“Purchase Amount”	3.10
“Purchase Date”	3.10
“QIB”	2.1
“QIB Global Note”	2.1
“Redemption Date”	3.7
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Restricted Period”	2.16
“Rule 144A”	2.1
“Surviving Entity”	5.1

SECTION 1.3         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes and any Note Guarantee;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and any successor obligor upon the Notes or any Guarantor.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.4         Rules of Construction.

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it herein;

(2)           an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           unless otherwise specified, any reference to Section or Article refers to such Section or Article of this Indenture;

(6)           provisions apply to successive events and transactions;

(7)           references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

(8)           for the avoidance of doubt, any references to “interest” shall include any Additional Interest that may be payable.

ARTICLE II

THE NOTES

SECTION 2.1         Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. Subject to the issuance of PIK Notes or the increase in the principal amount of a Global Note in order to evidence PIK Interest (which PIK Notes or increased principal amount of a Global Note shall be in denominations of $1.00 or any integral multiple of $1.00 in excess thereof), the Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. On any interest payment date on which the Company pays PIK Interest (a “PIK Payment”) with respect to a Global Note, the Trustee, or the Note Custodian at the direction of the Trustee, shall increase the principal amount of such Global Note by an amount equal to the PIK Interest payable, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such Global Note, to the credit of the Holders on the relevant record date and an adjustment shall be made on the books and records of the Trustee with respect to such Global Note to reflect such increase. On any interest payment date on which the Company makes a PIK Payment by issuing Additional Notes (a “PIK Note”), the principal amount of any such PIK Note issued to any Holder, for the relevant interest period as of the relevant record date for such interest payment date, shall be rounded down to the nearest whole dollar.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)           The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof, or in the case of an increase resulting from a payment of PIK Interest, in accordance with the provisions hereof.

(b)           The Initial Notes are being issued by the Company only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”).

After such initial offers and issuance, Initial Notes that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Notes between QIBs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.16.

(c)           Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Trustee shall have no responsibility or obligation to any beneficial holder that is a member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.

(d)           Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2         Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall, upon a written order of the Company signed by one Officer directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with (a “Company Order”), (a) authenticate (i) Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes and (ii) PIK Notes, that may be validly issued under this Indenture, and (b) increase the principal amount of any Global Note as a result of a PIK Payment. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.8 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.

SECTION 2.3         Registrar; Paying Agent.

The Company shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company or any Guarantor may act as Paying Agent or Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.7 hereof.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent.

The Company initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4         Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(9) hereof, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5         Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof, and the Company shall otherwise comply with TIA § 312(a).

SECTION 2.6         Book-Entry Provisions for Global Securities.

(a)           Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(g).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)           Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Note may be transferred in accordance with Section 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests in the circumstances described in Section 2.6(f) below.

(c)           In connection with the transfer of the entire Global Note to Beneficial Owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)           The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(e)           A Certificated Note may not be transferred or exchanged for a beneficial interest in a Global Note.

(f)            If at any time:

(i)            the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within ninety (90) days after delivery of such notice; or

(ii)           there shall have occurred and be continuing an Event of Default with respect to the Notes under this Indenture and the Depositary has requested the issuance of Certificated Notes,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

(g)           All Global Notes and Certificated Notes shall bear legends in accordance with the following provisions unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)            Unless and until (x) a Note is exchanged for an Exchange Note or sold in connection with an effective registration statement under the Securities Act and pursuant to the Registration Rights Agreement or (y) the Company determines that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act and there is delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate of the Company to that effect, each Global Note and each Certificated Note (and all Notes issued in exchange or substitution therefore) shall bear the Restricted Notes Legend on the face thereof.

(ii)           Each Global Note shall bear the Global Notes Legend.

(iii)          Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Temporary Regulation S Notes Legend.

(h)           At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such

Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

(i)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)           No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.13 and 9.5 hereof).

(iii)          All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)          The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi)          The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof. Except as provided in Section 2.6(f), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii)         Each Holder agrees to provide indemnity satisfactory to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii)        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7         Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protection the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent, from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9         Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10                 Temporary Notes.

Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a Company Order. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall upon receipt of a Company Order authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11       Cancellation.

The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be cancelled and disposed of in accordance with its customary practice, and certification of their cancellation shall be delivered to the Company upon written request.

SECTION 2.12       Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee in writing of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13       Record Date.

The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316 (c).

SECTION 2.14       Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.15       CUSIP Number.

The Company in issuing the Notes may use a “CUSIP” number, and if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.16       Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act, the following provisions shall apply:

(a)           Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)            The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto.

(ii)           If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)           Transfers Pursuant to Regulation S. On or after the termination of the Restricted Period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), inter-

ests in a Global Note bearing the Temporary Regulation S Notes Legend shall be exchangeable for corresponding interests in a Global Note. Prior to the expiration of the Restricted Period, transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend only may be transferred upon (A) delivery by a beneficial owner of an interest therein to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit D, and (B) delivery by the transferee of such interest to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit D. After the expiration of the Restricted Period, the Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)            The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit D hereto from the proposed transferor.

(ii)           If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)           Restricted Notes Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(d)           Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.2, the Trustee shall authenticate, one or more Global Notes not bearing the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Transfer Restricted Global Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Global Notes, the Registrar shall cause the aggregate principal amount of the applicable Transfer Restricted Global Notes to be reduced accordingly, and the Registrar shall deliver to the Persons designated by the Holders of Transfer Restricted Global Notes so accepted Global Notes not bearing the Restricted Notes Legend in the appropriate principal amount.

(e)           General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(g) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Notes Legend is no longer required pursuant to Section 2.6(g) and such Holder exchanges such a Transfer Restricted Note for an Unrestricted Note; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.16.

SECTION 2.17       Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price and amount of interest payable on the first interest payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Transfer Restricted Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12. The Initial Notes, the PIK Notes and any Additional Notes and all Exchange Notes shall be treated as a single class for all purposes under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)           the issue price, the Issue Date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and

(3)           whether such Additional Notes shall be Transfer Restricted Notes.

SECTION 2.18       Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE III

REDEMPTION AND PREPAYMENT

SECTION 3.1         Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof or is required to redeem Notes pursuant to Section 3.9 hereof, it shall furnish to the Trustee, at least forty-five (45) days before a redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

If the Company is required to make an offer to purchase Notes pursuant to Section 4.10 or 4.13 hereof, it shall furnish to the Trustee, at least forty-five (45) days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officers’ Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Company or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $15.0 million or (b) a Change of Control has occurred, as applicable.

The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

SECTION 3.2         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (provided the Trustee has been notified in writing by the Company of such listing) or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to DTC’s procedures); provided that no Notes of $2,000 or less (or $1.00 or less with respect to PIK Notes) shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Notes or satisfaction and discharge of this Indenture) to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company timely delivers funds to the Trustee for such redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $2,000 or any integral multiple of $1,000 thereof) of the principal of the Notes (or portions equal to $1.00 or any integral multiple thereof, with respect to PIK Notes that have denominations equal to $1.00).

SECTION 3.3         Notice of Redemption.

Subject to the provisions of Section 3.10, at least 30 days but not more than 60 days before a redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Notes or satisfaction and discharge of this Indenture), the Company shall mail or cause to be mailed by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed.

The notice shall identify the Notes to be redeemed and shall state:

(1)           the redemption date;

(2)           the redemption price;

(3)           if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)           the name, telephone number and address of the Paying Agent;

(5)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)           that, unless the Company default in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date so long as the Company timely delivers funds to the Trustee for such redemption;

(7)           the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

SECTION 3.4         Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.5         Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.13, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of (including any applicable premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.1 hereof.

SECTION 3.6         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7         Optional Redemption.

(a)           The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after March 15, 2015, upon not less than 30 nor more than 60 days’ notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Notes or a satisfaction and discharge of this Indenture) at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Redemption
Year	Price
2015	106.500%
2016	103.250%
2017	100.000%

(b)           At any time prior to March 15, 2015, the Company may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date.

(c)           In addition to the optional redemption of the Notes in accordance with the provisions of the preceding paragraphs, prior to March 15, 2015, the Company may, with the net proceeds of one or more Public Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a redemption price equal to 113.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Public Equity Offering.

SECTION 3.8         Mandatory Redemption.

Except as set forth under Sections 3.9, 3.10, 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.9         Mandatory Principal Redemption.

To prevent the Notes from constituting “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of the first accrual period ending after the fifth anniversary of the Issue Date and each accrual period thereafter (each, an “AHYDO Redemption Date”), the Company will be required to redeem for cash a portion of each Note then outstanding equal to the Mandatory Principal Redemption Amount (such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of each Note redeemed pursuant to a Mandatory Principal Redemption will be 100% of the principal amount of such portion plus any accrued but unpaid interest thereon on the date of redemption. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of this Indenture will alter the Company’s obligation to make the Mandatory Principal Redemption with respect to any Notes that remain outstanding on such AHYDO Redemption Date.

SECTION 3.10       Offer to Purchase.

In the event that the Company shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Company shall follow the procedures specified below.

Unless otherwise required by applicable law, an Offer to Purchase shall specify an expiration date the “Expiration Date” of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 20 Business Days or more than 60 days after the date of mailing of such Offer, and a settlement (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes and other senior Debt, including the Existing Notes, if applicable, required to be purchased pursuant to Section 4.10 hereof or Section 4.13 hereof or the terms of such other Senior Debt as applicable (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes and such other senior Debt tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Company shall notify the Trustee in writing at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.

On or before 10:00 a.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this Section 3.10. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes and senior Debt or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes and senior Debt tendered and (ii) deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, if any, thereon, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of a Company Order, shall authenticate and mail or deliver at the expense of the Company such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.

Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof. The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

SECTION 3.11       Open Market Purchases.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws; provided that any such Notes acquired, directly or indirectly, by the Company, any of its Subsidiaries or any Permitted Holder may not (other than with respect to matters requiring the consent of each affected Holder) vote on, and shall be disregarded for purposes of determining whether the requisite percentage of outstanding Notes has been obtained in connection with, waivers, amendments, consents and modifications of the Notes, the Indenture, the Security Documents or the Intercreditor Agreement.

ARTICLE IV

COVENANTS

SECTION 4.1         Payment of Notes.

(a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due. PIK Interest shall be considered paid on the date due if on such date the Trustee has received (i) a written order, pursuant to Section 2.2, from the Company signed by an Officer of the Company to increase the balance of any Global Note to reflect such PIK Interest or (ii) PIK Notes duly executed by the Company together with a written order, pursuant to Section 2.2, of the Company signed by an Officer of the Company requesting the authentication of such PIK Notes by the Trustee.

(b)           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.2         Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3 hereof.

SECTION 4.3         Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish without cost to the Trustee and the Holders of Notes, within 15 days after the time periods specified in the Commission’s rules and regulations:

(1)           all quarterly and annual reports, including financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

All such reports will be prepared in all material respects in accordance with the informational requirements applicable to such reports. In addition, whether or not required by the Commission, for so long as any Notes are outstanding, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and will post the reports on its website within those time periods. If, at any time the Company becomes subject to the periodic reporting requirements of the Exchange Act and thereafter ceases to be so subject for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.3 with the Commission within the time periods specified above for so long as any Notes are outstanding and not held by the Company or an Affiliate, unless the Commission will not accept such a filing. The Company will not take any action for the purpose of causing the Commission not to accept any such filings. If the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on a restricted portion of its website not accessible to the public generally within the time periods that would apply if the Company were required to file those reports with the Commission.

In addition, so long as any Notes are outstanding, the Company will also:

(1)                                  within 15 Business Days after filing with the Trustee the annual and quarterly information required pursuant to clauses (1) and (2) of the first paragraph of this Section 4.3, hold a conference call to discuss such reports and the results of operations for the relevant reporting period; and

(2)                                  issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Notes, prospective investors that certify that they are qualified institutional buyers, securities analysts and market makers to contact the appropriate person at the Company to obtain such information.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders of Notes if it has filed (or, in the case of a Form 8-K, furnished) such reports with the Commission via the EDGAR filing system and such reports are publicly available.

SECTION 4.4                          Compliance Certificate.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5                          Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.6                          Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7         Limitation on Restricted Payments.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a)                                  no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)                                 after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

(c)                                  after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (vi), (vii), (viii), (ix) and (x) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:

(1)                                  50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter that includes the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such proposed Restricted Payment for which internally prepared financial statements are available, plus

(2)                                  100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3)                                  an amount equal to the sum of (A) the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, distributions, repurchases, redemptions, repayments of loans or advances, proceeds realized on the sale of such Restricted Investment and proceeds representing a return of capital (but only to the extent such interest, dividends, distributions, repurchases, redemption, repayments or proceeds are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries); plus (B) the portion (proportionate to the equity interest of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated as a Restricted Subsidiary in accordance with the terms of this Indenture, provided, however, that the amount determined in the case of (A) or (B) above shall not exceed, in the case of any such Person, the amount of Investments (excluding Permitted Investments) previously made by the Company or any Subsidiary of the Company in such Person or Unrestricted Subsidiary, as the case may be.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clause (iv) or (xi), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i)                                     the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this covenant;

(ii)                                  the retirement of any Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or any Restricted Payment made out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Interests of the Company or contribution to the common equity capital of the Company;

(iii)                               the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company that is subordinate in right of payment to the Notes (or, in the case of Debt of a Guarantor, subordinate in right of payment to such Guarantor’s Guarantee of the Notes) out of the net cash proceeds of a substantially concurrent issue and sale or Incurrence (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or a Restricted Subsidiary Incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Company or from the proceeds of a contribution to the common equity capital of the Company; provided that any such proceeds are excluded from clause (c)(2) of the immediately preceding paragraph;

(iv)                              the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of any class of its Capital Interests on a pro rata basis;

(v)                                 the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by future, current or former employees, officers, directors or shareholders of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1.5 million in any calendar year; provided, however that any unused amounts in any calendar year may be carried forward to one or more future periods (in each case, plus the amount of any proceeds received in respect of key-man life insurance);

(vi)                              repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vii)                           payment on account of Redeemable Capital Interests incurred in accordance with Section 4.9;

(viii)                        the repurchase, redemption, retirement or other acquisition for value of any subordinated Debt pursuant to provisions similar to those described in Sections 4.10 and 4.13 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, if any is required to be made under this Indenture in connection therewith, have been repurchased, redeemed, retired or acquired for value;

(ix)                                contributions of cash, real property or other property to an Unrestricted Subsidiary consisting of cash, real property or other property received by the Company in an amount equal to a contribution to the Company’s common equity capital or a purchase of the Company’s Capital Interests (other than Redeemable Capital Interests of the Company) and any related Investment in such Unrestricted Subsidiary by the Company or a Guarantor; provided that such cash, real property or other property is specifically identified in an Officers’ Certificate delivered to the Trustee; provided, further, that the amount of any such net cash proceeds that are utilized for any cash Restricted Payment will be excluded from clause (c) of the preceding paragraph;

(x)                                   the purchase by the Company of fractional shares upon conversion of any securities of the Company into Capital Interests of the Company; and

(xi)                                other Restricted Payments not in excess of $15.0 million in the aggregate.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.

If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.10, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments,” the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds or Net Cash Recovery Proceeds from the transfer, conveyance, sale, lease or other disposition or Event of Loss of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of “Restricted Payments.”

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of

Restricted Payments described in clauses (i) through (xi) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.7, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment in any manner that complies with this Section 4.7 and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this Section 4.7.

With respect to the designation of a Subsidiary as an Unrestricted Subsidiary, the amount of the Restricted Payment will be an amount equal to the portion attributable to the Company (based on the proportion of the Capital Interests held by the Company and its Restricted Subsidiaries in such Subsidiary) of the greater of the Fair Market Value or book value of such Subsidiary. The amount of all other Restricted Payments (other than those made in cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

SECTION 4.8                          Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)                                  any encumbrance or restriction in existence on the Issue Date, including those required by the ABL Facility and any agreement, document or instrument in connection therewith and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date, as determined in good faith by the Board of Directors;

(b)                                 any encumbrance or restriction contained in any agreement, document or instrument governing Debt Incurred after the Issue Date in accordance with Section 4.9, provided that such agreements, documents or instruments are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in the ABL Facility on the Issue Date, as determined in good faith by the Board of Directors;

(c)                                  any encumbrance or restriction pursuant to an agreement relating to an asset or property being acquired, which encumbrance or restriction was in existence at the time of acquisition of such asset or property and relates solely to the property or asset so acquired (and is not or was not created in anticipation of or in connection with the acquisition thereof);

(d)                                 any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(e)                                  any encumbrance or restriction pursuant to any agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (d) or clauses (m), (n) or (o) below, so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Board of Directors of the Company;

(f)                                    customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(g)                                 any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(h)                                 any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(i)                                     any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;

(j)                                     any encumbrance or restriction under the sale of assets, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(k)                                  restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(l)                                     provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(m)                               any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests were Incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of this Indenture to be Incurred;

(n)                                 purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business and security documents related thereto that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph of this Section 4.8;

(o)                                 Liens securing Debt otherwise permitted to be Incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens; and

(p)                                 customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements otherwise permitted by this Indenture entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements (including the Capital Interests of any joint venture or other entity which is the subject of such agreements).

Nothing contained in this Section 4.8 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.12 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with this Indenture.

SECTION 4.9                          Limitation on Incurrence of Debt.

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt), unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (other than any Debt Incurred under the revolving portion of a credit agreement), had been Incurred and the proceeds thereof had been applied at the beginning of such Four Quarter Period, and any other Debt repaid since the beginning of such Four Quarter Period had been repaid at the beginning of such Four Quarter Period, would be greater than 2.25:1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Four Quarter Period or subsequent thereto and on or prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset

Sale or Asset Acquisition or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph of this Section 4.9, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this Section 4.9, (x) Debt outstanding under the ABL Facility shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt (other than ABL Lenders Debt) and the first paragraph of this Section 4.9, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt (including with respect to PIK Interest) or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt for purposes of this covenant.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

SECTION 4.10                    Limitation on Asset Sales.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of;

(2)                                  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(a)                        any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to an assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)                       any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Eligible Cash Equivalents within 180 days of their receipt to the extent of the cash received in that conversion; and

(3)                                  the Net Cash Proceeds from any such Asset Sale of Noteholder Total First Lien Collateral (excluding, in the case of a sale of Capital Interests of a Guarantor, an amount equal to the Fair Market Value of the ABL Total First Lien Collateral owned by such Guarantor and the Fair Market Value of any other assets of such Guarantor which do not constitute Noteholder Total First Lien Collateral but constitute collateral for other Debt pursuant to Liens permitted under this Indenture) is paid directly by the purchaser thereof to the Notes Collateral Agent to be held in trust in an Asset Sale Proceeds Account for application in accordance with this Section 4.10; provided that the obligation with respect to deposits in the Asset Sale Proceeds Account under this clause (3) shall be suspended for so long as (a) no Default or Event of Default has occurred and is continuing and (b) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency);

provided that, with respect to any Asset Sale of Collateral, any consideration received from such Asset Sale not in the form of cash or Eligible Cash Equivalents shall be pledged as Collateral (at least with the same Lien priority) to the extent required under the Security Documents and pursuant to documentation required thereunder; provided, further, in each such case, that with respect to any Asset Sale of Noteholder Total First Lien Collateral, any consideration received from such Asset Sale not in the form of cash or Eligible Cash Equivalents shall be pledged (on a first priority basis) as Noteholder Total First Lien Collateral consistent with the Security Documents and otherwise pursuant to documentation required thereunder.

(b)                                 Net Cash Recovery Proceeds from any Event of Loss of Noteholder Total First Lien Collateral (excluding, in the case of Capital Interests of a Guarantor, an amount equal to the Fair Market Value of the ABL Total First Lien Collateral owned by such Guarantor and the Fair Market Value of any other assets of such Guarantor which do not constitute Noteholder Total First Lien Collateral but constitute collateral for other Debt pursuant to Liens permitted under this Indenture) shall be deposited to the Notes Collateral Agent to be held in trust in the Asset Sale Proceeds Account for application in accordance with this Section 4.10; provided that the obligation with respect to deposits in the Asset Sale Proceeds Account under this clause (b) shall be suspended for so long as (a) no Default or Event of Default has occurred and is continuing and (b) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency). Any Net Recovery Proceeds received from such Event of Loss that are not Net Cash Recovery Proceeds shall be pledged as Collateral (at least with the same Lien priority) to the extent required under the Security Documents and pursuant to documentation required thereunder; provided, further, in each such case, that with respect to any Event of Loss of Noteholder Total First Lien Collateral, any Net Recovery Proceeds received from such Event of Loss that are not Net Cash Recovery Proceeds shall be pledged (on a first priority basis) as Noteholder Total First Lien Collateral consistent with the Security Documents and otherwise pursuant to documentation required thereunder.

(c)                                  Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale or any Net Cash Recovery Proceeds from an Event of Loss, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds or Net Cash Recovery Proceeds, as applicable, at its option:

(1)                                  to permanently reduce Debt as follows:

(a)                                    to the extent the assets that are the subject of such Asset Sale or Even of Loss, as applicable, constitute Noteholder Total First Lien Collateral, to permanently reduce (or offer to permanently reduce, as applicable) Debt under the Notes by making one or more offers to the Holders of the Notes to prepay, repay or purchase Notes on a pro rata basis at 100% of the principal amount thereof plus accrued but unpaid interest and prepayment premiums, if any (pursuant to and subject to the procedures and conditions contained in this Indenture);

(b)                                 to the extent the assets that are the subject of such Asset Sale or Event of Loss, as applicable, do not constitute Noteholder Total First Lien Collateral but constitute collateral for other Debt which Lien is permitted by this Indenture (including the sale of the Capital Interests of a Guarantor, to the extent of the Fair Market Value of assets owned by such Guarantor that do not constitute Noteholder Total First Lien Collateral but constitute collateral for such other Debt), to permanently repay such other Debt (and, in the case of revolving obligations under Debt repaid pursuant to this clause (b), to correspondingly reduce commitments with respect thereto); and

(c)                                  to the extent the assets that are the subject of such Asset Sale, or Event of Loss, as applicable, do not constitute Collateral, to permanently repay any Debt of the Company or its Restricted Subsidiaries (and, in the case of revolving obligations under Debt repaid pursuant to this clause (c), to correspondingly reduce commitments with respect thereto); or

(2)                                  to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)                                  to make a capital expenditure in or that is used or useful in a Permitted Business;

(4)                                  to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(5)                                  any combination of the foregoing;

provided that in the case of clause (2), (3) or (4), assets (including Capital Interests) acquired with the Net Cash Proceeds of a disposition of Collateral or Net Cash Recovery Proceeds of an Event of Loss of Collateral, as applicable, are pledged as Collateral (at least with the same Lien priority) to the extent required under the Security Documents and pursuant to documentation required thereunder; provided, further, in each such case, that if the Net Cash Proceeds or Net Cash Recovery Proceeds arise from a disposition or Event of Loss of Noteholder Total First Lien Collateral, as applicable, the Net Cash Proceeds or Net Cash Recovery Proceeds are used to make such investment in businesses, properties or assets that constitute and are pledged (on a first priority basis) as Noteholder Total First Lien Collateral consistent with the Security Documents and otherwise pursuant to documentation required thereunder.

Pending final application of the Net Cash Proceeds or Net Cash Recovery Proceeds of an Event of Loss of Collateral, as applicable, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds or Net Cash Recovery Proceeds of an Event of Loss of Collateral, as applicable, in any manner not prohibited under this Indenture; provided that any Net Cash Proceeds or Net Cash Recovery Proceeds of an Event of Loss of Collateral, as applicable, held in an Asset Sale Proceeds Account may only be released from that account as provided in the next paragraph or to be applied in accordance with the second paragraph of this Section 4.10.

Any Net Cash Proceeds from Asset Sales or Net Cash Recovery Proceeds of an Event of Loss of Collateral, as applicable, that are not applied or invested as provided in this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within thirty days thereof, the Company will be required to make an Offer to Purchase to all Holders of Notes and all holders of senior Debt that contains provisions similar to those set forth in this Indenture, including the Existing Notes, with respect to offers to repay, purchase or redeem such Debt and such other senior Debt pro rata with the proceeds of sales of assets, in an aggregate amount equal to the Excess Proceeds. The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other senior Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the excess proceeds shall be allocated pro rata to the Notes and such other senior Debt and the Trustee will select the Notes to be purchased on a pro rata basis, and if necessary by lot or by any other method the Trustee shall deem fair and appropriate, and consistent with the rules and procedures of DTC, so long as the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof are maintained (or in the case of any PIK Note denominations, $1.00 and any integral multiple of $1.00 in excess thereof). Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero. After the Company or any Restricted Subsidiary has applied the Net Cash Proceeds from any Asset Sale of any Noteholder Total First Lien Collateral or Net Cash Recovery Proceeds from an Event of Loss of any Noteholder Total First Lien Collateral, as applicable, as provided in, and within the time periods required by, this paragraph, the balance of such Net Cash Proceeds, if any, from such Asset Sale of Noteholder Total First Lien Collateral or Net Cash Recovery Proceeds from an Event of Loss of any Noteholder Total First Lien Collateral, as applicable, shall be released by the Notes Collateral Agent to the Company or such Restricted Subsidiary for use by the Company or such Restricted Subsidiary for any purpose not otherwise prohibited by this Indenture.

For purposes of this Section 4.10, any sale by the Company or a Restricted Subsidiary of the Capital Interests of a Restricted Subsidiary that owns assets constituting Noteholder Total First Lien Collateral shall be deemed to be a sale of the Noteholder Total First Lien Collateral owned by such Restricted Subsidiary to the extent of the Fair Market Value of such Noteholder Total First Lien Collateral.

The Company will comply with the requirements of any applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

SECTION 4.11                    Limitation on Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary (other than transactions solely among any of the Company and its Restricted Subsidiaries) (an “Affiliate Transaction”) involving aggregate consideration in excess of $2.5 million, unless;

(i)                                     such business, transaction or series of related transactions is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s length transaction between unaffiliated parties; and

(ii)                                  with respect to an Affiliate Transaction involving an amount or having a value in excess of $5.0 million the Company delivers to the Trustee an Officers’ Certificate stating that such business, transaction or series of related transactions complies with clause (i) above.

In the case of an Affiliate Transaction involving an amount or having a value in excess of $10.0 million but less than or equal to $20.0 million, the Company must obtain either (x) a resolution of the Board of Directors (including a majority of Independent Directors, but in no event fewer than two Independent Directors) certifying that such Affiliate Transaction complies with clause (i) above or (y) a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. In the case of an Affiliate Transaction involving an amount or having a value in excess of $20.0 million, the Company must obtain a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

For purposes of determining the value of any Affiliate Transaction for purposes of this Section 4.11 with respect to any lease, agreement or other arrangement providing for payments over a period of time, the value of such Affiliate Transaction shall equal the aggregate amount of payments that are to be made over a five (5) year period from the commencement of such Affiliate Transaction.

The foregoing limitation does not limit, and shall not apply to:

(1)                                  Restricted Payments that are permitted by the provisions of this Indenture pursuant to Section 4.7 and Permitted Investments permitted under this Indenture,

(2)                                  the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors,

(3)                                  the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith,

(4)                                  transactions between or among the Company and/or its Restricted Subsidiaries,

(5)                                  the issuance of Capital Interests (other than Redeemable Capital Interests) of the Company otherwise permitted hereunder,

(6)                                  any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is, in the good faith judgment of the Board of Directors, not materially more disadvantageous, taken as a whole, to the Company,

(7)                                  loans or advances to employees in the ordinary course of business not to exceed $2.5 million in the aggregate at any one time outstanding, and

(8)                                  any merger or consolidation of the Company with an Affiliate of the Company solely for the purpose of (a) reorganizing to facilitate an initial public offering of the Capital Interests of the Company, (b) forming or collapsing a holding company structure, or (c) reincorporating the Company in a new jurisdiction.

SECTION 4.12                    Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except, solely in the case of a Lien on any asset or property that is not Collateral, if the Notes and all other amounts due under this Indenture (for so long as such Lien exists) are secured equally and ratably with (or prior to) the obligation or liability secured by such Lien. Any Lien created for the benefit of the Holders of the Notes pursuant to the exception to the immediately preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the initial Lien giving rise to the requirement to create a Lien for the benefit of the Holders of the Notes, which release and discharge, in the case of any sale of any such asset or property, shall not affect any Lien that the Notes Collateral Agent may have on the proceeds from such sale.

SECTION 4.13                    Offer to Purchase upon Change of Control.

Upon the occurrence of a Change of Control, the Company will make an Offer to Purchase (the “Change of Control Offer”) all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date (subject to the right of Holders of Notes of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the Purchase Date) (the “Change of Control Payment”). For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) not later than 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercial best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to

Purchase. The Company may commence an Offer to Purchase in respect of a Change of Control prior to the consummation of such Change of Control if a definitive agreement for such Change of Control is in place at the time of such Offer to Purchase. If the Offer to Purchase is commenced prior to the occurrence of the Change of Control, the Offer may be conditioned upon the occurrence of the Change of Control. The Company shall comply with the requirements of any applicable securities laws and any regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) a notice of redemption has been given pursuant to Section 3.7.

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of such compliance.

SECTION 4.14                    Corporate Existence.

Subject to Section 4.13 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.15                    Limitation on Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Unless and until the negative covenants with respect to the Incurrence of Debt and Liens under the Existing Notes Indenture are no longer in effect, and such Subsidiary, if a Restricted Subsidiary, would be permitted to become a Guarantor of the Notes, the Company will not, and will not permit any Restricted Subsidiary to, create or acquire any Subsidiary that would constitute a Significant Subsidiary (substituting, solely for purposes of this provision, 10% for 20% in the definition thereof).

SECTION 4.16                    Additional Note Guarantees.

(a)                                  On the Issue Date, each of the Guarantors will Guarantee the Notes in the manner and on the terms set forth in this Indenture.

(b)                                 From and after such time as the negative covenants with respect to the Incurrence of Debt and Liens in the Existing Notes Indenture are no longer in effect, the Company will cause each Domestic Subsidiary (other than an Unrestricted Subsidiary) that (i) guarantees any Credit Facility of the Company or a Guarantor or (ii) Incurs any debt for borrowed money in excess of $5.0 million, to guarantee the Notes within 30 days of the events described in clauses (i) and (ii) above; provided that, to the extent that (x) a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Note Guarantee or (y) a Domestic Subsidiary is prohibited by law from guaranteeing the Notes or would experience adverse regulatory consequences as a result of guaranteeing the Notes, then such Domestic Subsidiary shall not be required to guarantee the Notes until such time as it is permitted to do so pursuant to the terms of such Acquired Debt or such legal or regulatory limitations.

(c)                                  The Noteholder Obligations of any Person that is or becomes a Guarantor will be secured equally and ratably by a first-priority security interest in the Noteholder Total First Lien Collateral and a second-priority security interest in the ABL First Lien Collateral granted to the Notes Collateral Agent pursuant to the Security Documents for the benefit of the Noteholder Secured Parties. Such Guarantor will within such 30-day period enter into a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes and take all actions advisable in the opinion of the Company, as set forth in an Officers’ Certificate accompanied by an opinion of counsel to the Company to cause the Liens created by the Security Documents to be duly perfected to the extent required by such Security Documents in accordance with all applicable law, including the filing of financing statements in such jurisdictions; provided that such Guarantor shall not be required to take any such actions with respect to any of its assets that do not constitute Collateral.

(d)                                 Each Guarantee by a Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 4.17                    Limitation on Creation of Unrestricted Subsidiaries.

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. An Unrestricted Subsidiary shall not be subject to any of the covenants in this Indenture, notwithstanding any provisions hereof which restrict the Company and its Restricted Subsidiaries from engaging in transactions directly or indirectly.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x)                                   the Subsidiary to be so designated has total assets of $1,000 or less; or

(y)                                 immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the first paragraph of Section 4.9; and provided further that the Company could make a Restricted Payment in an amount equal to the portion attributable to the Company (based on the proportion of the Capital Interests held by the Company and its Restricted Subsidiaries in such Subsidiary) of the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.12.

SECTION 4.18                    Further Assurances; After-Acquired Property.

(a)                                  Upon request by the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

(b)                                 The Company and the Guarantors shall execute and deliver such additional instruments, certificates or documents (including without limitation, the delivery of Officers’ Certificates and Opinions of Counsel), and take all such actions, as may be reasonably required from time to time under applicable law hereunder or under the Security Documents in order to (1) create, grant, perfect and maintain the validity, effectiveness and priority of the Liens created, or intended to be created, by the Security Documents (including, without limitation, the filing of financing statements and continuations thereof) and (2) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Notes Collateral Agent under any other instrument executed in connection therewith.

(c)                                  In furtherance of the foregoing, promptly following the acquisition by the Company or any Guarantor of any property that is required to secure the Notes (but subject to the limitations, if applicable, set forth in this Indenture and the Security Documents), the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected first or second-priority security interest (subject to Permitted Liens), as applicable, in accordance with the Security Documents, in such property and to have such property added to the Collateral and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such property to the same extent and with the same force and effect.

(d)           The Company shall deliver or cause to be delivered to the Notes Collateral Agent all such instruments and documents required to evidence compliance with this Section 4.18. For the avoidance of doubt if, after the Issue Date, any asset or property described in the definition of Excluded Assets (other than Restricted Assets, any non-Material Real Property and Excluded Rule 3-16 Stock) is required to become Collateral pursuant to a specific provision of this Indenture or the Security Documents as a result of the granting of a Lien on such property or asset to the ABL Facility or the granting of any other Lien on such property which is not a Permitted Lien, such asset or property shall, at such time, (but, for the avoidance of doubt, without impacting the obligation to pledge such asset or property as Collateral pursuant to such provision) cease to be an Excluded Asset.

(e)           Promptly following the acquisition by the Company or any Guarantor of any After-Acquired Property (but subject to the limitations, if applicable, set forth in this Indenture and the Security Documents), the Company or such Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Notes Collateral Agent either a first priority or a second priority perfected security interest (subject to Permitted Liens) in such After-Acquired Property depending on whether such After-Acquired Property consists of Noteholder Total First Lien Collateral or ABL First Lien Collateral, and to have such After-Acquired Property added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

(f)            The Company shall cause any bonding company which issues performance bonds, under which such bonding company commits to the completion of a project of the Company or a Guarantor if the Company or such Guarantor defaults in such performance, to as soon as practicable enter into an intercreditor agreement (each, a “Bonding Intercreditor Agreement”) for the benefit of the ABL Lenders and the Noteholder Secured Parties, pursuant to which such bonding company shall agree that (a) any contractual liens taken by such bonding company on the assets of the Company and the Guarantors that constitute Collateral will be subordinate to the liens given for the benefit of the ABL Lenders and the Noteholder Secured Parties and (b) any contractual liens of such bonding company will not extend to certain excluded assets as defined therein. The Bonding Intercreditor Agreements will not affect the rights that the bonding companies may have (in their capacity as surety and other than as a result of their contractual lien on such assets) under applicable law in the event that they perform under such performance bonds.

SECTION 4.19       Maintenance of Properties.

The Company will cause all properties owned by the Company or any Guarantor used or held for use in the conduct of its business or the business of any Guarantor to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.19 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Guarantor.

SECTION 4.20       Impairment of Security Interest.

The Company will not, and will not permit any Guarantor to, (a) take or omit to take any action with respect to the Collateral that would have the result of impairing the security interest in the Collateral in favor of the Notes Collateral Agent for its benefit and for the benefit of the Trustee and the Holders or (b) grant to any Person (other than the Notes Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes, the ABL Agent and the ABL Lenders) any interest whatsoever in the Collateral, in each case of clauses (a) and (b) above, except as expressly provided for in this Indenture or the Security Documents.

SECTION 4.21       Insurance.

(a)           The Company will at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company to be responsible (including, to the extent consistent with past practice, self-insurance), against loss or damage to the extent deemed advisable by the Company in the conduct of its business

(b)           The Company and Guarantors will:

(i)            cause (w) any property and casualty insurance policies with respect to the Material Real Property to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, which endorsement or policy shall provide that, from and after the Issue Date, if the insurance carrier shall have received written notice from the Trustee of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Company and Guarantors under such policies in connection with Noteholder Total First Lien Collateral directly to the Notes Collateral Agent, to provide that neither the Company, the Trustee nor any other party shall be a co-insurer thereunder, and to contain a “Replacement Cost Endorsement,” or in the case of a policy insuring equipment, to contain a “Replacement Cost Endorsement” for fixed equipment or an “Actual Cash Value Endorsement” for contractors’ equipment, and such other provisions as may be customary with companies in the same or similar businesses to the extent reasonably required from time to time to protect the Notes Collateral Agent’s interests, (x) all liability insurance policies to be endorsed or otherwise amended to include the Notes Collateral Agent as an additional insured, and (y) each liability, property and casualty insurance policy to provide that it shall not be canceled or not renewed upon less than 30 days’ prior written notice thereof by the insurer to the Notes Collateral Agent;

(ii)           obtain flood insurance in such amounts as would be considered sufficient under applicable law;

(iii)          with respect to all Material Real Property, carry and maintain coverage on occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Notes Collateral Agent as an additional insured;

(iv)          notify the Trustee and the Notes Collateral Agent promptly in writing whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 4.21 is taken out by Company or any of the Guarantors; and promptly deliver to the Trustee and the Notes Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto; and

(v)           deliver to the Trustee and the Notes Collateral Agent (x) original or certified copies of all insurance policies required to be maintained under this Section 4.21, or a certificate of such policies issued by an insurance broker, and (y) prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Trustee and the Notes Collateral Agent), or an insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Notes Collateral Agent of payment of the premium therefor.

(c)           In connection with the covenants set forth in this Section 4.21, it is understood and agreed that:

(1)           none of the Trustee, the Notes Collateral Agent nor their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 4.21, it being understood that (A) the Company and Guarantors shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Trustee or the Notes Collateral Agent, or their respective agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Company and the Guarantors hereby agrees, to the extent permitted by law, to waive, its right of recovery, if any, against the Trustee, the Notes Collateral Agent, and the Holders and their respective agents and employees;

(2)           the designation of any form, type or amount of insurance coverage by the Trustee or the Notes Collateral Agent under this Section 4.21 shall in no event be deemed a representation, warranty or advice by the Trustee or the Notes Collateral Agent that such insurance is adequate for the purposes of the business of Company and the Guarantors or the protection of their properties; and

(3)           Neither the Trustee nor the Notes Collateral Agent shall have any obligations to monitor or maintain any insurance policies under this Section 4.21 nor shall the Trustee or the Notes Collateral Agent be required to make any payments in connection with the insurance premiums, deductibles or other payments.

SECTION 4.22       Information Regarding Collateral.

The Company will furnish to the Notes Collateral Agent, with respect to the Company or any Guarantor, promptly (and in any event, within 30 days of such change) written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or form of entity or (iv) organizational identification number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made or will have been made within any applicable statutory period under the UCC or otherwise that are required in order for the Notes Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

Each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee (i) a certificate of a financial officer setting forth the information required to be provided to the Notes Collateral Agent pursuant to Article 4 of the Security Agreement or confirming that there has been no change in such information since the date of the prior annual financial statements, and (ii) an opinion of counsel in accordance with Section 314(b) of the Trust Indenture Act.

SECTION 4.23       Material Lease Obligations.

With respect to each Material Lease (as defined in the Mortgages) affecting any Material Real Property, the Company shall or shall cause the applicable Guarantor, in all events except where the Company reasonably and in good faith determines that the failure to do so would not be adverse in any material respect to the Holders of the Notes: (i) to observe and perform in all material respects all of the material obligations imposed upon the landlord under such Material Lease; and (ii) to enforce in all material respects all of the material obligations imposed upon the tenant under such Material Lease.

SECTION 4.24       Subordination, Non-Disturbance and Attornment Agreements with respect to certain leases affecting the Material Real Property.

With respect to any Oil/Gas Lease, Coal Lease, Timber Lease or Renewable Energy Lease (as each term is defined in the Mortgages) executed after the Issue Date, provided that no Event of Default has occurred and is continuing, the Trustee agrees to execute and deliver a Subordination Agreement (as defined in the Mortgages) to the mortgagor under the applicable Mortgage and the tenant under said lease, promptly upon the applicable mortgagor’s request and its receipt of an Officers’ Certificate from the Company certifying that (i) such lease has an annual rent of more than $100,000 or more and a remaining term of more than three years and cannot be terminated on notice of three years or less, (ii) such lease was entered into for fair market rental value and on market terms, (iii) such lease does not materially interfere with the ordinary use by the mortgagor, the Company or any Guarantor of the Material Real Property or otherwise materially and adversely affect the value of such Material Real Property (other than any ordinary reduction in value resulting from the depletion of oil, gas or coal reserves under an Oil/Gas Lease or Coal Lease, or from the harvest of timber under a Timber Lease), (iv) such lease complies with clause (s) of the definition of “Permitted Liens” and the other provisions of this Indenture, and (v) no Event of Default has occurred and is continuing.

ARTICLE V

SUCCESSORS

SECTION 5.1         Merger, Consolidation or Sale of Assets.

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person, or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)            either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture and (3) shall expressly assume the due and punctual performance of the covenants and obligations of the Company and the Guarantors under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii)           immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)          immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the first paragraph of Section 4.9;

(iv)          the Company delivers, or causes to be delivered, to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger,

sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture;

(v)           to the extent any assets of the Person which is merged or consolidated with or into the Surviving Entity are assets of the type that would constitute Collateral under the Security Documents, the Surviving Entity will take such action as may be required to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and

(vi)          the Collateral owned by or transferred to the Surviving Entity shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Lien in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties, and (c) not be subject to any Lien other than Permitted Liens.

The preceding clause (iii) will not prohibit:

(a)           a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(b)           a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof or for the purpose of creating or collapsing a holding company structure;

so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

SECTION 5.2         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1         Events of Default.

Each of the following constitutes an “Event of Default”:

(1)           default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)           default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)           failure by the Company to make an Offer to Purchase as required by this Indenture, and continuance of such default for a period of 30 days after receipt of written notice;

(4)           failure to perform or comply with Section 5.1;

(5)           except as permitted herein, any Note Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(6)           default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in this Indenture, the Security Documents or the Intercreditor Agreement (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2) (3), (4) or (5) above and clause (10) below), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes; provided that in the case of a failure to comply with Section 4.3, such period of continuance of such default or breach shall be 120 days after written notice described in this clause (6) has been given;

(7)           a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $25.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(8)           the entry against the Company or any Restricted Subsidiary of a final non-appealable judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days and, in the event such judgment is covered by insurance, any enforcement proceeding has been commenced by any creditor upon such judgment which is not promptly stayed;

(9)           (i) the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(a)           commences a voluntary case,

(b)           consents to the entry of an order for relief against it in an involuntary case,

(c)           consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d)           makes a general assignment for the benefit of its creditors, or

(e)           generally is not paying its debts as they become due;

(ii)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)           is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;

(b)           appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

(c)           orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law; or

(10)         any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $10.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Noteholder Secured Parties, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on the Noteholder Total First Lien Collateral and a perfected second-priority security interest in and Lien on the ABL First Lien Collateral (except as otherwise expressly provided in this Indenture, the Security Documents and the Intercreditor Agreement)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be a valid, perfected, first-priority and second-priority (except as otherwise expressly provided in this Indenture, the Security Documents or the Intercreditor Agreement) security interest in or Lien on Noteholder Total First Lien Collateral and ABL First Lien Collateral, respectively; except to the extent that any such loss of perfection or priority results from the failure of the Trustee to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents.

SECTION 6.2         Acceleration.

If an Event of Default (other than an Event of Default specified in clause (9) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided herein and (ii) such rescission or annulment would not conflict with any decree of judgment of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (7) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (7) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (9) of Section 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interest of the Holders to do so.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 6.3         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4         Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.

SECTION 6.5         Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Notwithstanding any provision to the contrary in this Indenture, the Trustee is under no obligation to exercise any of its rights or pow-

ers under this Indenture at the request of any Holder, unless such Holder shall offer to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

SECTION 6.6         Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e)           during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

Such limitations do not apply, however, to a suit instituted by a Holder of a Note for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8         Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.9         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10       Priorities.

Subject to the provisions of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

Third: without duplication, to the Holders for any other Noteholder Obligations owing to the Holders under this Indenture, the Notes and the Security Documents; and

Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11       Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII

TRUSTEE

SECTION 7.1         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture, the Security Documents, the Intercreditor Agreement or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

However, the Trustee shall examine the certificates and opinions furnished to it to determine whether or not they conform to the form requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.2         Rights of Trustee.

(a)           The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance on the advice or opinion of such counsel.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an officer of the Company or such Guarantor.

(f)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)           The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)            Delivery of reports, information and documents to the Trustee under Section 4.3 of this Indenture is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provision of this indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(k)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(l)            In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.3         Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4         Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company’s or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital on any Officers’ Certificate delivered to the Trustee under Article IV or Section 8.4 or 10.4 hereof, or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.5         Notice of Defaults.

If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

SECTION 7.6         Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Company has informed the Trustee in writing the Notes are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

SECTION 7.7         Compensation and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder, provided that such amounts set forth in fee letter from the Company shall be deemed reasonable. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture and the Security Documents against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except for such money or property held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8         Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9         Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10       Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11       Preferential Collection of Claims Against the Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12       Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13       Limitation of Liability.

Wells Fargo Bank, National Association (the “Bank”) is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as trustee under this Indenture and as Collateral Agent and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under this Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Trustee, in its capacity as Paying Agent, Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

ARTICLE VIII

LEGAL DEFEASANCE, COVENANT DEFEASANCE AND DISCHARGE

SECTION 8.1         Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2         Legal Defeasance.

Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same) and the Security Documents, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.4(1); (b) the Company’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation under Sections 7.7, 8.5 and 8.7 hereof and the Company’s obligations in connection therewith; (d) the Company’s rights pursuant to Sections 3.7 and 3.10; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

SECTION 8.3         Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7 through 4.24 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(4) through (6) and Section 6.1(10) hereof shall not constitute Events of Default. In addition, the Note Guarantees will be terminated and released, the Guarantors discharged with respect to their Note Guarantees and the Collateral securing the Notes and Note Guarantees will be released from any Lien under this Indenture or the Security Documents upon a Covenant Defeasance.

SECTION 8.4         Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)           the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the Holders of such Notes: (A) money in an amount, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, Legal Defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Legal Defeasance and discharge were not to occur;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(4)                                  no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto;

(5)                                  such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of the TIA);

(6)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound; and

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

In the event of a Legal Defeasance, a Covenant Defeasance or a discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such

Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the Bankruptcy Code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with a Legal Defeasance or Covenant Defeasance.

SECTION 8.5                          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the receipt of a Company Order and be relieved of all liability with respect to any money or non-callable Government Securities held by it as provided in Section 8.4(1) hereof which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance as set forth in such Company Order.

SECTION 8.6                          Repayment to Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, how-

ever, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

SECTION 8.7                          Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Company make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8                          Discharge.

This Indenture will be discharged and shall cease to be of further effect (except for those provisions which expressly survive termination of this Indenture), and the Trustee, upon request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, if;

(1)                                  either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)                                  the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;

(3)                                  the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)                                  the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1                          Without Consent of Holders of the Notes.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Company, the Guarantors, if any, and the Trustee, at any time and from time to time, may amend or supplement this Indenture, the Security Documents or the Intercreditor Agreement for any of the following purposes:

(1)                                  to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture and in the Notes;

(2)                                  to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3)                                  to add additional Events of Default;

(4)                                  to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)                                  to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(6)                                  to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)                                  to add a Guarantor or to release a Guarantor or release Collateral in each case in accordance with this Indenture, or to add additional assets as Collateral;

(8)                                  to cure any ambiguity, to correct or supplement any provision in this Indenture, the Security Documents or the Intercreditor Agreement, which may be defective or inconsistent with any other provision in this Indenture, the Security Documents or the Intercreditor Agreement, or to make any other provisions with respect to matters or questions arising under this Indenture, the Security Documents or the Intercreditor Agreement, provided that such actions pursuant to this clause shall not adversely affect the in-

terests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;

(9)                                  to conform the text of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes, as certified to the Trustee in an Officers’ Certificate delivered by the Company;

(10)                            in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of ABL Lenders Debt to the terms of the Intercreditor Agreement, to the extent the Incurrence of such Debt, and the grant of all Liens on the Collateral held for the benefit of the holders of such Debt, were permitted under this Indenture;

(11)                            to implement any Mandatory Principal Redemption; or

(12)                            to comply with applicable securities law requirements to maintain the qualification of this Indenture under the TIA.

SECTION 9.2                          With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Security Documents or the Intercreditor Agreement for the purpose of adding any provisions thereto or changing in any manner or eliminating any of the provisions hereof or modifying in any manner the rights of the Holders hereunder, including the definitions herein; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                  change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor,

(2)                                  reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,

(3)                                  modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after the occurrence of such Change of Control or such Asset Sale,

(4)                                  subordinate, in right of payment, the Notes to any other Debt of the Company; provided, however, that for purposes of the foregoing, the Notes shall not be deemed to be subordinated solely by virtue of such other Debt being secured by Liens on collateral that is not Collateral for the Notes or having priority over the Liens securing the Notes, to the extent such Liens are otherwise permitted under the definition of “Permitted Liens,”

(5)                                  modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby,

(6)                                  release any Guarantees except as otherwise permitted under this Indenture or

(7)                                  release all or substantially all of the Collateral from Liens securing the Notes (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or alter the priority of the security interests in the Collateral.

In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or the Intercreditor Agreement with respect to Collateral or the Security Documents or the application of proceeds of the Collateral that, taken as a whole, would adversely affect the Holders in any material respect (other than, in each case, in accordance with the Security Documents or the Intercreditor Agreement) will require the consent of Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes issued under this Indenture.

In addition, the Intercreditor Agreement and any existing Security Documents may be amended, or new Security Documents and intercreditor agreements may be entered into, from time to time at the sole request and expense of the Company and without the consent of the Noteholder Secured Parties, the ABL Agent, the Notes Collateral Agent or any other trustee or agent party thereto (i) to add other parties (or any authorized agent thereof or trustee therefor) holding Debt with Junior Lien Priority that is Incurred in compliance with the ABL Facility, this Indenture and the Security Documents and (ii) to establish that the Liens on any Collateral securing such Debt shall be junior and subordinated to the Liens on such Collateral securing any Noteholder Obligations, all on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment. Any such additional party and the ABL Agent, the Trustee and the Notes Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Debt with Junior Lien Priority was Incurred in compliance with the ABL Facility, this Indenture and the Security Documents.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture, the Intercreditor Agreement or the Security Documents and its consequences, except a default:

(1)                                  in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company) (except that a rescission of acceleration of the Notes and a waiver of the payment default that resulted from such acceleration may be made by Holders of not less than a majority in aggregate principal amount of the Notes), or

(2)                                  in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

SECTION 9.3                          Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4                          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 hereof or (ii) such other date as the Company shall designate.

SECTION 9.5                          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6                          Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid, binding and enforceable upon the Company and the Guarantors in accordance with its terms.

ARTICLE X

NOTE GUARANTEES

SECTION 10.1                    Note Guarantees.

(a)                                  Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other Noteholder Obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other Noteholder Obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Noteholder Obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such Noteholder Obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 10.2                    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.1, each Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit B shall be endorsed on each Note authenticated and delivered by the Trustee. Such notation of Note Guarantee shall be signed on behalf of such Guarantor by an officer of such Guarantor (or, if an officer is not available, by a board member or director) on behalf of such Guarantor by manual or facsimile signature. In case the officer, board member or director of such Guarantor who shall have signed such notation of Note Guarantee shall cease to be such officer, board member or director before the Note on which such Note Guarantee is endorsed shall have been authenticated and delivered by the Trustee, such Note nevertheless may be authenticated and delivered as though the Person who signed such notation of Note Guarantee had not ceased to be such officer, board member or director.

Each Guarantor agrees that its Note Guarantee set forth in Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Note Guarantee. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.3                    Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.4                    Limitation of Guarantors’ Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Federal Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.

SECTION 10.5                    Releases Following Sale of Assets.

Any Guarantor shall be automatically and unconditionally released and relieved of any obligations under this Note Guarantee and its assets and properties included in the Collateral will be released from the Liens securing the Noteholder Obligations in the event of a sale or other transfer or disposition of all of the Capital Interests in such Guarantor to any Person that is not (after giving effect to such transaction) a Restricted Subsidiary of the Company in compliance with the terms of this Indenture, or in the event all or substantially all of the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not (after giving effect to such transaction) a Restricted Subsidiary of the Company in compliance with the terms of this Indenture. Upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee and the Notes Collateral Agent shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and the release of the assets and properties of the Guarantor from the Collateral.

Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Noteholder Obligations of any Guarantor under this Indenture as provided in this Article X.

SECTION 10.6                    Release of a Guarantor.

Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder and its assets and properties included in the Collateral will be released from the Liens securing the Noteholder Obligations. The Note Guarantees will also be terminated and released and the Guarantors discharged with respect to their Note Guarantees upon a Legal Defeasance or Covenant Defeasance, without any further action on the part of the Trustee or any Holder. In addition, upon a sale of Capital Interests which causes a Guarantor to cease to be a Restricted Subsidiary, such Guarantor shall be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder and its assets and properties included in the Collateral will be released from the Liens securing the Noteholder Obligations; provided that such sale of Capital Interests does not violate any provision of this Indenture. The Trustee and Notes Collateral Agent shall deliver an appropriate instrument evidencing such release upon receipt of the Company’s request for such release accompanied by an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 10.6. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes and all other Noteholder Obligations as provided in its Note Guarantee.

SECTION 10.7                    Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1                    Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 11.2                    Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:

If to the Company:

New Enterprise Stone & Lime Co., Inc.

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

Facsimile: (814) 766-0219

Attention: Paul Detwiler, III

With a copy to:

Pepper Hamilton L.L.P.

3000 Two Logan Square

Philadelphia, PA 19103

Facsimile: (215) 981-4750

Attention: Cary Levinson and Brian Katz

If to the Trustee:

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

SECTION 11.3                    Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.4                    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee or the Notes Collateral Agent to take any action under this Indenture (other than the initial issuance of the Notes), the Company shall furnish to the Trustee or the Notes Collateral Agent, as the case may be, upon request:

(a)                                  an Officers’ Certificate (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 11.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.5                    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.6                    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.7                    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

SECTION 11.8                    Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.9                    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10              Successors.

All agreements of the Company and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns. The provisions of Article XII relating to the Notes Collateral Agent shall inure to the benefit of such Notes Collateral Agent.

Following the irrevocable deposit by the Company with the Trustee of funds in an amount sufficient to pay and discharge the entire Debt on the Notes for principal, premium, if any, and interest to the Stated Maturity or date of repayment, the Notes Collateral Agent is authorized, in the name and on behalf of the Noteholder Secured Parties, to assign and shall assign any mortgages and deeds of trust in favor of the Notes Collateral Agent and the underlying Debt to such lending institutions providing replacement financing arrangements to the Company and/or its Subsidiaries (and/or any agent for such lending institutions) as the Company may request and pursuant to documentation satisfactory to the Notes Collateral Agent (so long as such documentation expressly provides that such assignment is made without any representation or warranty of any kind and without recourse to the Notes Collateral Agent or any of the Noteholder Secured Parties).

SECTION 11.11              Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12              Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13              Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14              Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.14.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Holder list maintained under Section 2.05 hereunder.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 11.15              Intercreditor Agreement Governs.

Reference is made to the Intercreditor Agreement. Each Holder, by its acceptance of a Note, (a) consents to the terms provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Trustee and Notes Collateral Agent to enter into the Inter-creditor Agreement as Trustee and Notes Collateral Agent, respectively, and on behalf of such Holder. The foregoing provisions are intended as an inducement to the ABL Lenders to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

ARTICLE XII

SECURITY

SECTION 12.1                    Collateral and Security Documents.

The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and (to the extent permitted by applicable law) interest on the Notes and performance of all other Noteholder Obligations of the Company and the Guarantors to the Holders, the Trustee, the Notes Collateral Agent or any other Noteholder Secured Party under this Indenture, the Notes, the Notes Guarantees and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Noteholder Obligations, subject to the terms of the Intercreditor Agreement. The Trustee and the Company hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Noteholder Secured Parties, in each case pursuant to the terms of the Security Documents and the Intercreditor Agreement. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreement, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Notes Collateral Agent copies of all documents pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 12.1, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall, and shall cause the Guarantors to, take any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Noteholder Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral (subject to the terms of the Intercreditor Agreement, this Indenture and the Security Documents), in favor of the Notes Collateral Agent for the benefit of the Noteholder Secured Parties. The Company shall, and shall cause the Guarantors to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and take all other actions as are necessary or required by this Indenture and the Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest with the priority required by the Security Documents, subject only to Permitted Liens, until such time as such Collateral is released pursuant to the terms of this Indenture and the Security Documents (provided that, in the case of any Collateral that is released because it constitutes an Excluded Asset, this provision shall continue to apply to such Collateral if and to the extent that such Collateral shall no longer constitute an Excluded Asset).

SECTION 12.2                    Recordings and Opinions.

(a)                                  To the extent applicable, the Company will cause TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents and TIA § 314(b), to be complied with.

(b)                                 Any certificate or opinion required by TIA § 314(d) may be made by an officer or legal counsel, as applicable, of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee.

(c)                                  Without limiting the generality of the foregoing, the Company and the Guarantors may, subject to the other provisions of this Indenture, among other things, without any release or consent by the Noteholder Secured Parties, conduct all activities with respect to the Collateral not restricted under this Indenture, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Security Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating; (iv) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (v) granting a license of any intellectual property; (vi) selling, transferring or otherwise disposing of inventory; (vii) collecting accounts receivable in the ordinary course of business as permitted by Section 4.10; (viii) making cash payments (including for the repayment of Debt or interest) from cash that is at any time part of the Collateral; and (ix) abandoning any intellectual property that is no longer used or useful in the Company’s business.

(d)                                 The Company must deliver an Officers’ Certificate to the Trustee within 30 days following the end of each six-month period beginning on July 1 and January 1 of each year, to the effect that all such releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) were in the ordinary course of the Company’s or the Guarantors’ business, as described in the preceding paragraph.

SECTION 12.3                    Release of Collateral.

(a)                                  Subject to Sections 12.2(b) and 12.4 hereof, Collateral shall be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreement or as provided hereby. The Company and the Guarantors will be entitled to a release of property and other assets included in the Collateral from the Liens securing the Noteholder Obligations, and the Trustee (subject to its receipt of an Officer’s Certificate and Opinion of Counsel as provided below) shall release, or instruct the Notes Collateral Agent to release, as applicable, the same from such Liens at the Company’s sole cost and expense, under one or more of the following circumstances:

(1)                                  to enable the Company or any Guarantor to sell, exchange or otherwise dispose of any of the Collateral to the extent not prohibited under Section 4.10 other than any disposition to the Company or another Guarantor;

(2)                                  pursuant to the terms of the Intercreditor Agreement;

(3)                                  in the case of a Guarantor that is released from its Guarantee with respect to the Notes, including pursuant to Section 10.5 or Section 10.6 hereof, in which case such Collateral release shall be limited to the property and assets of such Guarantor;

(4)                                  pursuant to an amendment or waiver in accordance with Article IX of this Indenture; or

(5)                                  if the Notes have been discharged or defeased pursuant to Article VIII.

(b)                                 To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Interest of any Guarantor shall not be included in the Collateral and shall not be subject to the Liens securing the Notes and the Noteholder Obligations in accordance with and only to the extent provided in Section 2 of the Security Agreement.

(c)                                  Upon receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under this Indenture and the Security Documents (and TIA Section 314(d), if applicable), if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall, or shall cause the Notes Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments of satisfaction, termination or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in good faith in conclusive reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document to the contrary, the Trustee and Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers’ Certificate and Opinion of Counsel.

(d)                                 Any property or asset released from the Collateral as permitted under this Indenture shall be deemed an Excluded Asset for the purpose of this Indenture, the Intercreditor Agreement and the Security Documents to the extent and for so long as the circumstances that gave rise to such release remain applicable to such property or asset. Any release of Collateral permitted by this Section 12.3 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof.

SECTION 12.4                    Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with this Indenture, the Security Documents and the Intercreditor Agreement at a time when the Trustee is not itself also the Notes Collateral Agent and the Company has delivered the certificates and documents required by the Security Documents and Section 12.3 hereof, if TIA § 314(d) is applicable to such releases (the applicability of which will be established to the reasonable satisfaction of the Trustee), the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release (which determination may be based upon an Opinion of Counsel and, based on an Opinion of Counsel pursuant to Section 12.2, will deliver a certificate to the Notes Collateral Agent setting forth such determination. The Trustee, however, shall have no duty to confirm the legality, genuineness, accuracy, contents or validity of such documents (or any signature appearing therein), its sole duty being to certify its receipt of such documents which, on their face (and assuming that they are what they purport to be), conform to § 314(d) of the TIA.

SECTION 12.5                    Authorization of Receipt of Funds by the Trustee Under the Security Documents.

(a)                                  Subject to the provisions of the Intercreditor Agreement, the Trustee and the Notes Collateral Agent are authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and such Security Documents.

(b)                                 Subject to the provisions of Section 7.1, Section 7.2, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct in writing, on behalf of the Holders, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)                                       foreclose upon or otherwise enforce any or all of the Liens on the Collateral securing the Noteholder Obligations;

(ii)                                    enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(iii)                                 collect and receive payment of any and all Noteholder Obligations.

SECTION 12.6                    Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article XII to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 12.7                    Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent, as the case may be.

SECTION 12.8                    Release upon Termination of the Company’s Obligations.

In the event that the Company delivers to the Trustee, in form and substance reasonably acceptable to it, an Officers’ Certificate certifying that (i) payment in full of the principal of, together with accrued and unpaid interest (including additional interest, if any) on, the Notes and all other Noteholder Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) the Company shall have exercised its satisfaction and discharge option, Legal Defeasance option or its Covenant Defeasance option, in each case in compliance with the provisions of Article VIII, the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral (other than with respect to funds held by the Trustee pursuant to Article VIII), and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall (at the sole expense of the Company) do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 12.9                    Notes Collateral Agent.

(a)                                  The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its collateral agent under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, together with such powers as are reasonably incidental thereto. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 12.10. The provisions of this Section 12.10 are solely for the benefit of the Notes Collateral Agent and none of the Trustee, any of the Holders nor the Company or any of the Guarantors shall have any rights as a third party beneficiary of any of the provisions contained herein other than as expressly provided in Section 12.3. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the

Security Documents or the Intercreditor Agreement, nor shall the Notes Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Agreement, the Security Documents and the Inter-creditor Agreement or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture or the Security Documents, the Notes Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Notes Collateral Agent is expressly entitled to take or assert under this Indenture, the Security Agreement, the Security Documents and the Intercreditor Agreement, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b)                                 The Notes Collateral Agent may execute any of its duties under this Indenture, the Security Documents or the Intercreditor Agreement by or through agents, employees or attor-neys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any agent, employee or attorney-in-fact that it selects as long as such selection was made without negligence or willful misconduct.

(c)                                  None of the Notes Collateral Agent or any of its agents or employees shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with the Security Agreement, any Security Document or Intercreditor Agreement or the transactions contemplated thereby (except for its own negligence or willful misconduct), or (ii) be responsible in any manner to the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Company or any Guarantor, contained in this or any Indenture, or in any certificate, report, statement or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or the validity, effectiveness, genuineness, enforceability or sufficiency of this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement, or for any failure of the Company or any Guarantor or any other party to this Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement to perform its obligations hereunder or thereunder. None of the Notes Collateral Agent or any of its agents or employees shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Indenture, the Security Agreement, the Security Documents or the Intercreditor Agreement or to inspect the properties, books or records of the Company or any Guarantor.

(d)                                 The Notes Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any Guarantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this or any other Indenture, the Security Documents or the Intercreditor Agreement unless it shall first receive such advice or concurrence of the Trustee as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability, claims, loss and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this or any other Indenture, the Security Documents or the Intercreditor Agreement in accordance with a request or consent of the Trustee and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(e)                                  The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 12.10); provided, however, that unless and until the Notes Collateral Agent has received any such request, the Notes Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(f)                                    Wells Fargo Bank, National Association and its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with the Company and the Guarantors as though it was not the Notes Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, Wells Fargo Bank, National Association or its Affiliates (and any successor Notes Collateral Agent and its Affiliates) may receive information regarding the Company and the Guarantors (including information that may be subject to confidentiality obligations in favor of the Company and the Guarantors) and acknowledge that the Notes Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of Wells Fargo Bank, National Association (or any successor Notes Collateral Agent) to advance funds.

(g)                                 The Notes Collateral Agent may resign at any time upon thirty (30) days prior written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing

Event of Default), shall appoint a successor Notes Collateral Agent. If no successor Notes Collateral Agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Notes Collateral Agent may appoint, after consulting with the Trustee, subject to the consent of the Company (which shall not be unreasonably withheld and which shall not be required during a continuing Event of Default), a successor Notes Collateral Agent. If no successor Notes Collateral Agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition at the expense of the Company a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor Notes Collateral Agent hereunder, such successor Notes Collateral Agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor Notes Collateral Agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 12.10 (and Section 12.12) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(h)                                 The Trustee shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreement, neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct or gross negligence.

(i)                                     The Notes Collateral Agent, is authorized and directed by the Holders and the Holders by acquiring the Notes are deemed to have authorized the Notes Collateral Agent to (i) enter into the Security Agreement and the Security Documents, (ii) enter into the Intercreditor Agreement, (iii) bind the Holders on the terms as set forth in the Security Agreement, the Security Documents and the Intercreditor Agreement and (iv) perform and observe its obligations under the Security Agreement, the Security Documents and the Intercreditor Agreement.

(j)                                     The Trustee agrees that it shall not be obliged to instruct the Notes Collateral Agent to, unless specifically requested to do so in writing by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company and the Guarantors, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(k)                                  The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform

Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, the Trustee shall notify the Notes Collateral Agent thereof, and, promptly deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(l)                                     The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company and the Guarantors or is cared for, protected or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or, except as expressly provided in the Security Documents, to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Notes Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Notes Collateral Agent’s own interest in the Collateral, and that the Notes Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(m)                               If the Company (i) incurs any obligations in respect of ABL Lenders Debt or other secured Debt at any time when no intercreditor agreement (including the Intercreditor Agreement) is in effect or at any time when Debt constituting ABL Lenders Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Notes Collateral Agent an Officers’ Certificate so stating and requesting the Notes Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreement) in favor of a designated agent or representative for the holders of the ABL Lenders Debt or other secured Debt so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

(n)                                 No provision of this Indenture, the Security Agreement, the Intercreditor Agreement or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(o)                                 The Notes Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Notes Collateral Agent was grossly negligent or committed willful misconduct in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(p)                                 The Notes Collateral Agent shall be authorized to but shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or monitoring or maintaining the perfection of any security interest in the Collateral in accordance with this Indenture and the Security Documents. It is expressly agreed, to the maximum extent permitted by applicable law, that the Notes Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any Person with respect to any Collateral or (ii) taking any action to protect against any diminution in value of the Collateral, but, in each case (A) subject to the requirement that the Notes Collateral Agent may not act or omit to take any action if such act or omission would constitute gross negligence or willful misconduct and (B) the Notes Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

(q)                                 The Notes Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith, except to the extent of the Notes Collateral Agent’s gross negligence or willful misconduct.

(r)                                    The parties hereto acknowledge that Notes Collateral Agent’s duties do not include any discretionary authority, determination, control or responsibility with respect to any Security Document or any Collateral, notwithstanding any rights or discretion that may be granted to the Notes Collateral Agent in such Security Documents. The provisions of this Agreement, including, without limitation those provisions relating to the rights, duties, powers, privileges, protections and indemnification of the Notes Collateral Agent shall apply with respect to any actions taken or not taken by the Notes Collateral Agent under any Security Documents, Intercreditor Agreement or Bonding Intercreditor Agreement or other intercreditor agreement entered into under this Indenture or the Security Agreement.

SECTION 12.10              Designations.

Except as provided in the next sentence, for purposes of the provisions hereof and of the Intercreditor Agreement requiring the Company to designate Debt for the purposes of the terms “ABL Lenders Debt” or any other such designations hereunder or under the Intercreditor Agreement, any such designation shall be sufficient if the relevant designation is set forth in writing, signed on behalf of the Company by an Officer and delivered to the Trustee, the Notes Collateral Agent and the ABL Agent. For all purposes hereof and the of Intercreditor

Agreement, the Company hereby designates the Obligations pursuant to the ABL Facility as “ABL Lenders Debt.”

SECTION 12.11              Compensation and Indemnification.

The Notes Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 7.7 (with the references to the Trustee therein being deemed to refer to the Notes Collateral Agent); provided that references to negligence shall be changed to gross negligence with reference to the Notes Collateral Agent.

SECTION 12.12              Intercreditor Agreement, Security Agreement and Other Security Documents.

Each of the Trustee and Notes Collateral Agent is hereby directed and authorized to execute and deliver the Intercreditor Agreement, any Bonding Intercreditor Agreement, the Security Agreement and any other Security Documents and all other instruments relating to the Security Documents. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, the Intercreditor Agreement, the Security Agreement or any other Security Documents, the Trustee and Notes Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

SECTION 12.13              Assignment of Prior Obligations.

The indebtedness evidenced by the Notes includes $120,000,000 of prior term indebtedness of the Company under the Existing Credit Agreement which was assigned to Wells Fargo Bank, National Association immediately prior to the issuance of the Notes. The terms of such prior indebtedness are hereby amended and restated in their entirety to be the same as the terms as the Notes, and such prior indebtedness shall hereafter be part of the indebtedness evidenced by the Notes, issued on the Issue Date, and all Obligations in respect of such prior indebtedness from and after the Issue Date shall be a part of, and solely arise and be enforced under, the Notes.

ARTICLE XIII

RANKING OF NOTE LIENS

SECTION 13.1                    Relative Rights.

Nothing in this Indenture or the Intercreditor Agreement will impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Company or any Guarantor under this Indenture, the Notes, the Guarantees and any Security Documents.

[Signatures on following page]

SIGNATURES

Dated as of March 15, 2012	NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
		Name:	Paul I. Detwiler, III
		Title:	President, Chief Financial Officer and Secretary

[Signature page to Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Indenture Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Notes Collateral Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Indenture Signature Page]

EXHIBIT A

FORM OF NOTE

(Face of 13% Senior Secured Note)

13% Senior Secured Notes due 2018

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Temporary Regulation S Notes Legend]

THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE 13% SENIOR SECURED NOTES, AN OFFER OR SALE OF THE 13% SENIOR SECURED NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

THIS 13% SENIOR SECURED NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, AS DEFINED IN SECTIONS 1272, 1273, AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY WILL, BEGINNING NO LATER THAN TEN (10) DAYS AFTER THE ISSUE DATE, PROMPTLY PROVIDE TO HOLDERS OF THE 13% SENIOR SECURED NOTES UPON REQUEST THE ISSUE PRICE, THE ISSUE DATE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD

TO MATURITY WITH RESPECT TO THE 13% SENIOR SECURED NOTES. FOR SUCH INFORMATION, PLEASE CONTACT PAUL I. DETWILER, III, PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY OF THE COMPANY, AT 814-766-2211.

No. A-1	CUSIP NO.

New Enterprise Stone & Lime Co., Inc.

promises to pay to Cede & Co. or registered assigns, the principal sum of Dollars ($ ) on March 15, 2018.

Interest Payment Dates: March 15 and September 15 beginning September 15, 2012

Record Dates: March 1 and September 1

Reference is made to further provisions of this 13% Senior Secured Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 13% Senior Secured Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Name:
Title:

This is one of the 13% Senior Secured Notes referred to in the within-mentioned Indenture:

Dated:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:

(Back of 13% Senior Secured Note)

13% Senior Secured Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                  Interest.

(a)                                  New Enterprise Stone & Lime Co., Inc., a Delaware corporation, or its successor (together, “NESL” or the “Company”), promise to pay interest on the principal amount of this 13% Senior Secured Note as described below. NESL will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on March 15 and September 15, commencing on September 15, 2012 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the 13% Senior Secured Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 15, 2012 (except as otherwise provided below with respect to PIK Notes); provided that if there is no existing Default or Event of Default in the payment of interest, and if this 13% Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after March 15, 2012), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of 13% Senior Secured Notes, in which case interest shall accrue from the date of authentication. NESL shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the 13% Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the 13% Senior Secured Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(b)                                 With respect to any interest payment date on or prior to March 15, 2017, NESL may, at its option, elect (an “Interest Form Election”) by written notice delivered to the Trustee at least ten (10) Business Days prior to the beginning of the applicable interest period, which the Trustee shall promptly deliver to the Holders, to pay interest on the 13% Senior Secured Notes (i) entirely in cash (“Cash Interest”) or (ii) subject to any Interest Rate Increase, initially at the rate of 4% per annum in cash (“Cash Interest Portion”) and initially at the rate of 9% per annum by increasing the outstanding principal amount of the 13% Senior Secured Notes or by issuing Additional Notes (“PIK Notes”) under the Indenture on the same terms as the Initial Notes (in each case, “PIK Interest”, “PIK Interest Portion” or a “PIK Payment”).

In the absence of an Interest Form Election, interest on the 13% Senior Secured Notes will be payable as set forth in clause (ii) of the preceding paragraph. With respect to any interest payment payable after March 15, 2017, interest will be payable solely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption or purchase of 13% Senior Secured Notes, as described in Sections 3.7, 3.9, 3.10, 4.10 and 4.13 of the Indenture shall be made solely in cash.

In addition, at the beginning of and with respect to each 12-month period that begins on March 15, 2013, March 15, 2014 and March 15, 2015, the interest rate on the 13% Senior Secured Notes as of such date shall permanently increase by an additional 1.0% per annum (an “Interest Rate Increase”) unless NESL delivers a written notice to the Trustee at least ten (10) Business Days prior to the beginning of each such 12-month period, which the Trustee shall promptly deliver to the Holders, of NESL’s election for such 12-month period to either (x) alter the manner of interest payment on the 13% Senior Secured Notes going forward by increasing the Cash Interest Portion and decreasing the PIK Interest Portion in each case in effect with respect to the immediately preceding interest period for which any PIK interest was paid prior to each such election by, in each case, 1.0% per annum or (y) pay interest on the 13% Senior Secured Notes for such 12-month period entirely in cash (a “12-Month Cash Election”). In the event of a 12-Month Cash Election for any 12-month period prior to March 15, 2017, the interest rate on the 13% Senior Secured Notes applicable for such 12-month period shall be 1.0% less than the total interest rate applicable to the 13% Senior Secured Notes in effect with respect to the immediately preceding interest period for which any PIK Interest was paid. Any Interest Rate Increase shall be effected by increasing the PIK Interest Portion in effect with respect to the immediately preceding interest period for which any PIK Interest was paid prior to each such Interest Rate Increase. The interest rate on the 13% Senior Secured Notes for and in respect of any 12-month period beginning on March 15, 2016 shall be equal to the interest rate applicable in the immediately preceding interest period; provided that if interest in such immediately preceding interest period was paid entirely as Cash Interest and NESL elects to pay a portion of the interest rate for and in respect of the 12-month period beginning on March 15, 2016 as PIK Interest, the total interest rate for such 12-month period beginning on March 15, 2016 shall be equal to the total interest rate applicable to the 13% Senior Secured Notes in effect with respect to the immediately preceding interest period for which any PIK Interest was paid, with the same split between PIK Interest and Cash interest. If NESL makes a 12-month Cash Election for and in respect of the 12-Month Period beginning on March 15, 2016, the same interest rate will apply for and in respect of the 12-month period beginning on March 15, 2017.

At all times, PIK Interest on the 13% Senior Secured Notes will be payable (x) with respect to 13% Senior Secured Notes represented by one or more Global Notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar) as provided in writing by the Company to the Trustee and (y) with respect to 13% Senior Secured Notes represented by certificated 13% Senior Secured Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded down to the nearest whole dollar), and the Trustee will, at the written request of the Company, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the 13% Senior Secured Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable interest payment date and will bear interest from and after such date. All PIK Notes will accrue interest from the date of such PIK Payment, will mature on the same date as the13% Senior Secured Notes and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the 13% Senior Secured Notes other than the date from which interest will start accruing. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Note.

(c)                                  Registration Rights Agreement. The Holder of this 13% Senior Secured Note is entitled to the benefits of a Registration Rights Agreement, dated as of the Issue Date, among the Issuer, the Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

(2)                                  Method of Payment. NESL will pay interest on the 13% Senior Secured Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of 13% Senior Secured Notes at the close of business on the March 1 and September 1 preceding the Interest Payment Date, even if such 13% Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The 13% Senior Secured Notes shall be payable as to principal, premium and interest at the office or agency of NESL maintained for such purpose, which initially shall be the office of the Trustee located at MAC N9311-110, 625 Marquette Avenue, Minneapolis, MN 55479, or, at the option of NESL, payment of Cash Interest or the Cash Interest Portion, as applicable, may be made, at the option of the paying agent by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and Cash Interest or the Cash Interest Portion, as applicable on, all Global Notes and all other 13% Senior Secured Notes the Holders of which shall have provided written wire transfer instructions to NESL and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of this 13% Senior Secured Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3)                                  Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. NESL may change any Paying Agent or Registrar without notice to any Holder. NESL or any of its Subsidiaries may act in any such capacity.

(4)                                  Indenture. NESL issued the 13% Senior Secured Notes under an Indenture, dated as of March 15, 2012 (the “Indenture”), among New Enterprise Stone & Lime Co., Inc. and the Trustee. The terms of the 13% Senior Secured Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended

(15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this 13% Senior Secured Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The 13% Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The 13% Senior Secured Notes issued on the Issue Date are senior Obligations of NESL limited to $265,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding 13% Senior Secured Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

The payment of principal and interest on the 13% Senior Secured Notes is unconditionally guaranteed on a senior basis by the Guarantors.

(5)                                  Optional Redemption.

(a)                                  The 13% Senior Secured Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after March 15, 2015, upon not less than 30 nor more than 60 days’ notice (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of Notes or a satisfaction and discharge of the Indenture) at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning March 15 of the years indicated:

Redemption
Year	Price
2015	106.500%
2016	103.250%
2017	100.000%

(b)                                 At any time prior to March 15, 2015, the Company may also redeem all or a part of the 13% Senior Secured Notes, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount of 13% Senior Secured Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (the “Redemption Date”), subject to the rights of Holders of 13% Senior Secured Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date.

(c)                                  In addition to the optional redemption of the 13% Senior Secured Notes in accordance with the provisions of the preceding paragraphs, prior to March 15, 2015, the Company may, with the net proceeds of one or more Public Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding 13% Senior Secured Notes at a redemption price equal to 113.000% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount of 13% Senior Secured Notes originally issued under the Indenture remains outstanding immediately after the occurrence of any such redemption (excluding 13% Senior Secured Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Public Equity Offering.

(6)           Mandatory Redemption. Except to the extent NESL may be required to offer to purchase the 13% Senior Secured Notes as set forth in Sections 4.10 and 4.13 and except for a Mandatory Principal Redemption, NESL shall not be required to make mandatory redemption or sinking fund payments with respect to the 13% Senior Secured Notes.

(7)           Mandatory Principal Redemption. If the 13% Senior Secured Notes would otherwise constitute “applicable high yield discount obligations” (AHYDO) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended, at the end of the first accrual period ending after the fifth anniversary of the Issue Date and each accrual period thereafter, the Company will be required to redeem for cash a portion of each 13% Senior Secured Note then outstanding equal to the “Mandatory Principal Redemption Amount” as set forth in the Indenture.

(8)           Repurchase at Option of Holder.

(a)           Upon the occurrence of a Change of Control, each Holder will have the right to require NESL to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) (or in the case of PIK Notes denominations of $1.00 and any integral multiple of $1.00 in excess thereof) of such Holder’s 13% Senior Secured Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase. Within 30 days following any Change of Control, NESL will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Change of Control Offer required by the Indenture.

(b)           Upon the occurrence of certain Asset Sales, the Company may be required to offer to purchase 13% Senior Secured Notes.

(c)           Holders of the 13% Senior Secured Notes that are the subject of an offer to purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from NESL prior to any related purchase date and may elect to have such 13% Senior Secured Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

(9)           Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before a Redemption Date (except that a redemption notice may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of 13% Senior Secured Notes or satisfaction and discharge of Indenture) to each Holder whose 13% Senior Secured Notes are to be redeemed at its registered address. 13% Senior Se cured Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 (or in the case of PIK Notes denominations of $1.00 and any integral multiple of $1.00 in excess thereof), unless all of the 13% Senior Secured Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on the 13% Senior

Secured Notes or portions hereof called for redemption so long as the Company timely delivers funds to the Trustee for such redemption.

(10)         Denominations, Transfer, Exchange. The 13% Senior Secured Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 (or in the case of PIK Notes denominations of $1.00 and any integral multiple of $1.00 in excess thereof). The transfer of the 13% Senior Secured Notes may be registered and the 13% Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and NESL may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. NESL need not exchange or register the transfer of any 13% Senior Secured Note or portion of a 13% Senior Secured Note selected for redemption, except for the unredeemed portion of any 13% Senior Secured Note being redeemed in part. Also, it need not exchange or register the transfer of any 13% Senior Secured 13% Senior Secured Notes for a period of 15 days before a selection of 13% Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(11)         Persons Deemed Owners. The registered holder of a 13% Senior Secured Note may be treated as its owner for all purposes.

(12)         Amendment, Supplement and Waiver. The Indenture, the Security Documents, the Intercreditor the Guarantees or the 13% Senior Secured Notes may be amended or supplemented in accordance with their terms.

(13)         Defaults and Remedies.

Events of Default shall be as set forth in Article VI of the Indenture.

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy or insolvency with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding13% Senior Secured Notes may declare the principal of the 13% Senior Secured Notes and any accrued interest on the 13% Senior Secured Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding 13% Senior Secured Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the 13% Senior Secured Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the 13% Senior Secured Notes solely because an Event of Default relating to default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the 13% Senior Secured Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $25.0 million has occurred and is continuing, the declaration of acceleration of the 13% Senior Secured Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the 13% Senior Secured Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the 13% Senior Secured Notes.

Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which shall result in the 13% Senior Secured Notes being due and payable immediately upon the occurrence of such Events of Default. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interest of the Holders to do so.

(14)         Trustee Dealings with NESL. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for NESL, the Guarantors or their respective Affiliates, and may otherwise deal with NESL, the Guarantors or their respective Affiliates, as if it were not the Trustee.

(15)         No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the 13% Senior Secured Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

(16)         Authentication. This 13% Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)         Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)         CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the 13% Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the 13% Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

NESL shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

New Enterprise Stone & Lime Co., Inc.

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

Facsimile: (814) 766-0219

Attention: Paul I. Detwiler, III

ASSIGNMENT FORM

To assign this 13% Senior Secured Note, fill in the form below: (I) or (we) assign and transfer this 13% Senior Secured Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this 13% Senior Secured Note on the books of NESL. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the
face of this 13% Senior Secured Note)

Signature guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 13% Senior Secured Note purchased by NESL pursuant to Section 4.10 or 4.13 of the Indenture, check the box below:

[  ] Section 4.10 [  ] Section 4.13

If you want to elect to have only part of the 13% Senior Secured Note purchased by NESL pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the
13% Senior Secured Note)

Tax Identification No.:

Signature guarantee:

[Form of]

INTEREST FORM ELECTION

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

[   ], 20[   ]

(1)

Re: CUSIP #

This Interest Form Election is delivered to you pursuant to that certain Indenture dated March 15, 2012 (the “Indenture”) among New Enterprise Stone & Lime Co., Inc. (“NESL”), Wells Fargo Bank, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

NESL hereby irrevocably elects to pay interest on Notes in respect of the interest payment on [               ], [              ](2) in the form of(3):

[   ] 100% Cash Option

[   ] % Applicable Cash Rate

OR

[   ] Cash/PIK Option

[   ] % Applicable Cash Rate

[   ] % Applicable PIK Rate

[Signature Page Follows]

(1)                                  Must be dated and delivered to Trustee at least 10 Business Days prior to the beginning of the relevant interest period.

(2)           May only be an interest payment date on or prior to March 15, 2017.

(3)                                     Check the appropriate box and specify the applicable rate for such period, including giving effect to any prior period interest rate increases.

NESL has caused this Interest Form Election to be executed and delivered by its duly authorized officer as of the date first written above.

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Name:
Title:

A-2

[Form of]

12-MONTH CASH ELECTION

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

[    ], 20[   ](1)

Re: CUSIP #

This 12 Month Cash Election is delivered to you pursuant to that certain Indenture dated March 15, 2012 (the “Indenture”) among New Enterprise Stone & Lime Co., Inc. (the “NESL”), Wells Fargo Bank, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

NESL hereby irrevocably elects, in respect of the 12-month period beginning on                       , 20[    ] including the interest payment dates on                                         and                                    to pay interest on the Notes entirely in cash.

[Signature Page Follows]

(1)           Must be dated and delivered to Trustee at least 10 business days prior to the beginning of the relevant interest period.

A-3

NESL has caused this 12-Month Cash Election to be executed and delivered by its duly authorized officer as of the date first written above.

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Name:
Title:

A-4

CERTIFICATE TO BE DELIVERED UPON

EXCHANGE OF TRANSFER RESTRICTED NOTES

New Enterprise Stone & Lime Co., Inc.

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

Facsimile: (814) 766-0219

Attention: Paul I. Detwiler, III

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

Re: CUSIP #

Reference is hereby made to that certain Indenture dated March 15, 2012 (the “Indenture”) among New Enterprise Stone & Lime Co., Inc. (“NESL”), Wells Fargo Bank, National Association, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as collateral agent (the “Notes Collateral Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

This certificate relates to $           principal amount of Notes held in (check applicable space)              book-entry or                  definitive form by the undersigned.

The undersigned                           (transferor) (check one box below):

☐                                    hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture;

☐            hereby requests the Trustee to exchange a Note or Notes to (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(k) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:

(1)           ☐          to NESL or any of its subsidiaries; or

A-5

(2)                                  ☐          inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or

(3)                                  ☐          outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act of 1933, as amended, in compliance with Rule 904 thereunder.

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Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:
NOTICE: To be executed by an executive officer

A-7

SCHEDULE OF EXCHANGES OF 13% SENIOR SECURED NOTES

The following exchanges of a part of this Global Note for other 13% Senior Secured Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or 13% Senior Secured Note Custodian

A-8

EXHIBIT B

FORM OF NOTATION OF NOTE GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of March 15, 2012, by and among New Enterprise Stone & Lime Co., Inc. (“NESL”), the Trustee and the Notes Collateral Agent (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantor, has guaranteed the Notes and the obligations of NESL under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the 13% Senior Secured Notes due 2018 (the “Notes”) of New Enterprise Stone & Lime Co., Inc., a Delaware corporation, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of NESL to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of NESL’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Note Guarantee of payment and not of collectibility.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

B-1

THE TERMS OF ARTICLE X OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

[NAME OF GUARANTOR]

By:
Name:
Title:

(SEAL)

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EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

New Enterprise Stone & Lime Co., Inc.

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

Facsimile: (814) 766-0219

Attention: Paul I. Detwiler, III

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

Re:	New Enterprise Stone & Lime Co., Inc. (“NESL”)
13% Senior Secured Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                    aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and NESL are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

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EXHIBIT D

[FORM OF CERTIFICATE TO BE DELIVERED

IN CONNECTION WITH TRANSFERS

PURSUANT TO REGULATION S]

New Enterprise Stone & Lime Co., Inc.

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

Facsimile: (814) 766-0219

Attention: Paul I. Detwiler, III

Wells Fargo Bank, National Association

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: New Enterprise Stone & Lime Administrator

Re:	New Enterprise Stone & Lime Co., Inc. (“NESL”)
13% Senior Secured Notes due 2018 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)           the offer of the Notes was not made to a person in the United States;

(2)           either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)           no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

NESL and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature